Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

ANF - Abercrombie & Fitch Co. Analyst Meeting

Event Date/Time: Apr. 05. 2011 / 1:30PM GMT

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
CORPORATE PARTICIPANTS
Eric Cerny
Abercrombie & Fitch Co. — Manager — IR
Mike Jeffries
Abercrombie & Fitch Co. — Chairman, CEO
Jonathan Ramsden
Abercrombie & Fitch Co. — EVP, CFO
Meredith Laginess
Abercrombie & Fitch Co. — Group VP — Conceptual Design
Gillian Galner
Abercrombie & Fitch Co. — VP — Merchandising
Andrew Navarro
Abercrombie & Fitch Co. — SVP — Merchandise Planning
Amy Zehrer
Abercrombie & Fitch Co. — SVP — Stores
Larry Honig
Abercrombie & Fitch Co. — SVP — Store Operations
Deon Riley
Abercrombie & Fitch Co. — Group VP — Stores Human Resources
David Leino
Abercrombie & Fitch Co. — SVP, Global Real Estate
Kris Anderson
Abercrombie & Fitch Co. — VP, Real Estate, Finance
Jay Lessard
Abercrombie & Fitch Co. — Senior Manager, Real Estate
Shane Berry
Abercrombie & Fitch Co. — VP, Brand Protection & Sustainability
Todd Corley
Abercrombie & Fitch Co. — SVP, Diversity & Inclusion
Rocky Robins
Abercrombie & Fitch Co. — SVP, General Counsel & Secretary
Brian Ferguson
Abercrombie & Fitch Co. — GVP, Sourcing and Global Procurement
Justin Flowers
Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
John Singleton
Abercrombie & Fitch Co. — SVP, Supply Chain
Larry Grischow
Abercrombie & Fitch Co. — VP, Supply Chain
Billy May
Abercrombie & Fitch Co. — VP, Interactive and Cross-Channel Marketing and DTC
Leslee Herro
Abercrombie & Fitch Co. — EVP, Planning and Allocation
Ron Grzymkowski
Abercrombie & Fitch Co. — SVP, HR
Jack Kessler
Abercrombie & Fitch Co. — Director

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
PRESENTATION
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Good morning, everyone. If I can go ahead and have you take a seat here. Don’t be shy. Come as close to the front as possible. We, shockingly, had a cancellation out of LaGuardia. I know that’s not new news to most of you, but so please make sure that you move to the front. We will have some empty seats in the back. They will be coming in later, so —
(Video Plays)
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Well, I think that says it all. So, have a nice day. Good morning, and welcome to Abercrombie & Fitch. What we are going to be talking about today is the future of our company, what the future looks like, why we are both excited about it and confident in our ability to execute and how we are going to do that.
On the what, in a few minutes Jonathan is going to walk through the potential we see for each of our proven growth vehicles over the next few years. Our strategic objective is to leverage the global power of our iconic brands to build a highly profitable, sustainable global business. We are very confident that these growth vehicles afford us that opportunity.
After talking about what we think the future looks like, we shall talk about why we are confident we can get there. We shall talk about our rigorous processes for ensuring we have the right merchandise in our stores. We shall talk about how we run those stores in a way that protects the integrity of our brands on a global basis.
Our real estate and international coordination teams will walk you through our process for planning our entry into countries and identifying and securing real estate. And among other things, we shall also talk about all of the efforts we are putting in to connecting with and leveraging our relationships with our customers.
The consistent themes you will see in each of these presentations are, first, we have a rigorous and proven process in each case. Second, we are extremely disciplined and controlled. Third, we have outstanding leadership in each of these areas made up of seasoned professionals who have a deep understanding of our brands and cultures — culture.
On that note, I want to take a moment to talk about our cultures and values. We truly believe our cultural differentiates us from our competitors, and is a critical asset as we manage through both the opportunities and challenges of our continued growth. Internally, we have a statement of our culture and values that is a constant guide and reference point in everything we do, and I want to share that with you.
One, we hire nice, smart, optimistic people who put the goals of the brands ahead of the individuals. Two, we care obsessively about the future of our brands. Three, this is not a hierarchical organization. We leave our titles at the door every morning. Four, we are not bureaucratic. We communicate directly, face to face. We don’t allow cover-your-ass memos.
Five, we don’t tolerate internal politics. Six, we are obsessively honest. If we screw up, we admit it and move on. Seven, we avoid the term I. This is a culture of we. I is used exclusively to admit to screw-ups. I say it most days.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
We are positive and supportive, not competitive with one another. We are made better by our different points of view. We strongly stand up, but we proactively listen to each other, respect each other and then quickly determine consensus. Ten, we are humble. There is always another team waiting in the wings to do it better than we do, and I would — I’d like to pause on that point.
You’ll see today that we are very excited about the future, but we are not complacent and we do not take anything for granted. In fact, we constantly worry and that pushes us to keep challenging ourselves on everything we are doing.
Finally number 11, in short we are a team. No one is indispensable. This is a DFZ, a diva-free zone. We accomplish miracles only as a team, and we really do care about one another.
We’ve been able to assemble a team of talented associates, many of whom you will meet today, as a direct result of our culture. We are humbled by the opportunities ahead of us. We are respectful and grateful of where we have been. We embrace our heritage, and it is truly a part of who we are. We are gathered in the cafe today, officially known as Wexner Commons. We are grateful for the start we were given years ago.
You will be hearing from some members of our leadership team in the sessions later in the morning, and they will also be here for the Q&A session later. I would like to take a second to introduce the members of this team who are with us today. Please stand up. Leslee Herro, Jonathan Ramsden, David Cupps, Ron Grzymkowski, Becky Lee, David Leino, Rocky Robins, John Singleton, Larry Honig and Amy Zehrer.
Where’s Amy? Oh, there — okay.
This team reflects our values and is the reason we will be able to execute our plans for the future. We are also very happy to have with us today some of our Board members, Craig Stapleton, our lead independent director, Lauren Brisky and Jack Kessler.
With that, I’m going to hand over to Eric and I will join you later in the day for the question and answer session.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you, Mike, and welcome to everyone. We’re very glad to have you guys here, and if you’re joining us on the webcast, thank you for joining us. If you had some weather problems with your travel this morning, we’re glad you could join us at least on the webcast. We’re very excited to have you guys out here today. It’s been a long time coming since we’ve had one of these days, so we’re very excited that it’s finally here.
A few housekeeping details before I turn it over to Jonathan, rest rooms are located over here to your right. If you need to, feel free to just jump and go. The — we’re going to be in here all day, so if you’re here in person we’re going to be joining — we’re going to be here all day. Complimentary coffee, juices, drinks all around there they’re on us today and feel free to help yourself all throughout the day.
Before I turn it over to Jonathan — well, you guys have in your folder on — a detailed agenda, and we’ll be going through different panel presentations. And again, feel free to pop up if you need to and get some coffee during those. But before I turn it over to Jonathan, the — as far as the Safe Harbor goes, any forward-looking statements we make today, of course, are covered by the Safe Harbor found in our SEC filings.
So with that, I’m going to turn it over to Jonathan.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Good morning, everyone, and welcome again to A&F. You know, actually — I’ve been thinking. I’ve actually decided I’m going to focus most of my comments this morning on our second quarter stores and distribution expense. Just kidding. I know that’s close to everyone’s heart.
Actually, as Mike said, I want to spend the next few minutes talking about we think A&F is going to look like over the next few years and the opportunity we see in each of the growth vehicles we have.
As a starting point, this slide recaps the composition of our business in 2010 between our US stores, our international stores and DTC. Over the next several years we see a number of key growth drivers, which are listed on this slide, and we are going to go through these one by one.
So, let’s start with our A&F international flagship strategy. Today, as you know, we have eight — we have five A&F international flagships. By the end of this year we’ll have ten with openings in Paris, Madrid, Brussels, Dusseldorf and Singapore. We are now expecting Dublin to move to 2012. We expect that those flagships will represent aggregate annualized volume of around $450 million.
Moving forward, we anticipate that we will have close to 20 A&F flagships by the end of 2012 and, in addition, we have a longer list of identified flagship locations through the next few years. These locations as well as our existing locations and 2011 confirmed locations are reflected on this slide. Where we can, we will include kids stores as part of these flagships, as well as look to add kids stores in existing flagship locations.
The future locations include two 2012 flagship openings we are confirming today. First, in Hamburg in the Alte Post building, one of the most famous buildings in Germany, where we expect to open in the first half of 2012. Second, in Hong Kong in the equally iconic Pedder Building. We’ve been working on Hong Kong for a long time and this is a big milestone for us. The store should open in the middle of next year, and will help to pave our way into China.
Based on existing, confirmed and target flagship locations, we see the global annualized volume opportunity from these flagships at around $1.25 billion. These numbers, and the numbers throughout the presentation are expressed in current dollars. And all of this excludes the southern hemisphere and rest of the world opportunity that I’ll come back to in a few minutes.
Moving on to Hollister, we had 38 international stores at the end of 2010. This included 29 European stores in four countries. We expect up to or around 40 international openings in 2011, of which around 30 or more will be in Europe.
Beyond that, we expect at least a similar number in 2012 and see the long-term potential for the Hollister Europe store count in the high 100s, with representation in the countries shown on this slide.
Our existing Hollister European stores at the end of 2010 already represented annualized volumes of over $300 million, and we see the total volume potential in the range of $1.5 billion over the next few years. We may also open a small number of Epic stores in Europe, which are not included in these figures.
We feel very good about our growth prospects in Europe for Hollister. Our global real estate and international coordination teams will walk through the process of executing against these plans in a few minutes, as well talk our longer-term — about our longer-term planning process. I’ll also come back to Hollister growth beyond Europe in a few minutes.
In direct-to-consumer, there are many initiatives we are working on to drive this business and increase the share of our business mix it represents, recognizing that it is very profitable growth.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
These initiatives include the redesign of our sites, of which this is an example. The redesigned sites use a single platform for all brands, new left-side navigation and featured categories. Billy May will talk more about later on this morning.
We have had for some time an internal goal of achieving $1 billion in DTC sales in the next few years, and we believe that is achievable based on the initiatives we have in the pipeline and the growing international awareness of our brands.
While not a growth vehicle in terms of square footage, we do also expect to continue to make progress on improving the productivity of our US stores. This will include continued same store sales increases as well the effect of future store closures.
We have previously talked about an objective of getting back to 85% of 2007 productivity by 2012. We are now updating and upgrading that objective to achieve 90% of greater of 2007 productivity by 2012, and to get back to 100% over time. We think that is going to be both necessary due to sourcing cost pressures and achievable, but will potentially come at a lower gross margin rate, a point I will come back to in a few minutes.
I should also stress that this is a forward-looking objective rather than a comment on current business. We remain comfortable with our mid, single-digit comp guidance for the first quarter.
The volumes we have just talked about our based on specific plans and proven economics. In addition, we also have some other potentially very significant growth drivers beyond that but are not yet ready to put specific volume figures on these opportunities.
As previously confirmed, we will open our first Hollister chain stores in Mainland China and Hong Kong this year. Looking beyond that, we are working hard on other countries in Asia. Frankly, it’s too early for us to put specific numbers on the Hollister opportunity in Asia.
However, we don’t see why the success we have seen in Europe should not continue into Asia, but we will have a clearer view on that as we begin to open stores and we will update that in future presentations. In the consolidated numbers we will present in a moment, we are including only a very conservative assumption for Hollister in Asia. The sales volumes we have talked about also exclude the southern hemisphere, as well as other potential growth areas such as the Middle East.
We already know our brands have strong acceptance in Latin America and Australia. The challenge for our company-owned store model is dealing with the seasonality issue. That will require investment in planning systems, in IT and in distribution arrangements. We have a detailed plan for all of that, but we expect it will likely be 2014 before we are ready to open stores in the southern hemisphere.
We also remain very excited about the long-term opportunity for Gilly Hicks, but we also think it is still a little too early to talk specifics about that opportunity. So, there will be more to come on that as we go forward. As we think about the opportunity, we are modeling it based on volume relative to Hollister and testing against that.
Taking into account our specific plans for A&F flagships, Hollister Europe, DTC and US store productivity and with conservative assumptions for the other growth drivers, we see a global sales opportunity of $7.5 billion or higher by 2015. And we see a roughly equal split between the US and international at that point.
In terms of operating income, this chart shows our four-wall margins for US and international stores in 2010. As you can see, our international stores were nicely above our target 30% threshold.
Our US four-wall margins were above 30% a few years ago, but are now around 20%. And if you exclude the flagship and tourist stores, the average for the balance of the chain is somewhat below that. So, we see very significant operating income potential, both from sustaining our highly profitable international roll-out and from improving our US store productivity.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
DTC growth is also very accretive on a marginal basis, although we will certainly need to make investments to achieve our $1 billion goal. Last, we need to keep our non-four-wall expenses tightly controlled, and we believe our centralized, company-owned store model gives us the ability to drive significant leverage.
So, what does that mean for the bottom line? As you all know, our stated goal has been to achieve an operating margin of 15% or better by 2012. That was originally based on the expectation that our gross margin would return to around 67% by that point.
More recently, we have said that we no longer regard that element of our roadmap plan as realistic, but that we see opportunity to do better on one or more of the other roadmap objectives. At this point, based on the costing we are seeing for the fall season of this year, we think even holding our gross margin rate in 2011 is now unlikely. Beyond that, we don’t know.
Internally, we are recasting our objective in terms of gross margin dollars rather than a gross margin rate, recognizing there are several different paths to achieving that objective. Consistent with that, we are also going to recast our objective for 2012 in EPS terms. To be clear, we are not saying that a 15% operating margin in 2012 is off the table but that our internal focus is moving to an EPS goal rather than a margin goal.
So, we are officially restating our 2012 objective today as being to achieve $4.75 in earnings per share. Beyond 2012, we expect strong growth in the following years based on the outlook we have laid out today.
As usual, this objective comes with a caveat that equity compensation is hard to project and dependent in large part on factors beyond our control, including the stock price, but also our ability to get a new, long-term incentive plan approved. We will, however, continue to call out the effect of incentive compensation changes quarter by quarter.
So, that is how we see the future today. We know that not everything will play out exactly as planned, but we do feel confident in the proven economics of our international A&F expansion, in our Hollister European roll-out, in our ability to drive strong DTC growth and to improve domestic productivity. And we think Asia and Gilly Hicks, in particular, have very significant potential beyond that.
And what we now want to do is to have some of our teams come up and talk about how we are executing against this. Thank you.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you, Jonathan. So, as you can see on your itinerary, the next thing will be — begin at 10:15, and this is where we’re going to break out into different groups. First up will be Product. You’ll hear from Concept Design. You’ll hear from a merchant. You’ll hear from our Merchandising Planning and how they’re work.
15. Thank you. Feel free to help yourself to coffee and juice and water in the back.
(Break)
All right. If everybody can please take your seat. And just so you know, our hour-long session at the end of the day will be a great opportunity. Jonathan, Mike as well as Leslee and Rocky will be joining us for an hour.
It’s going to be a very conversational-toned Q&A session, and we can definitely go through some of your modeling questions. I noticed some people had some after the — after Jonathan’s comments. Feel free to save those and we can definitely ask them later on in the afternoon.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
All right. I’m going to turn it over to our product and we’re going to learn a little bit from concept design, all the way to how it makes it into the store and a little bit about our merchandise planning.
Meredith Laginess — Abercrombie & Fitch Co. — Group VP — Conceptual Design
Hi, guys. My name is Meredith Laginess. You can’t hear me? Can you hear me now? Okay. I’m Meredith Laginess, and I’m the Group Vice President of Concept Design. I started with Abercrombie about 12 years ago and actually started in Merchandising. And then about six years ago, I moved over to head up the female side of Conceptual Design.
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
I’m Gillian Galner. I’ve been with the Company about ten years, all in Merchandising. I’m the Vice President of Merchandising. I oversee male and female graphic tees.
Andrew Navarro — Abercrombie & Fitch Co. — SVP — Merchandise Planning
Hey, guys. My name is Andrew Navarro. I’m the Senior Vice President of Merchandise Planning. I’ve been with the Company for almost 15 years now. And I’m still trying to be more like Gillian, so we coordinated these pink shirts today. So, I hope you like it.
Meredith Laginess — Abercrombie & Fitch Co. — Group VP — Conceptual Design
So, I wanted to talk to you guys a little bit about what is Conceptual Design. Not a lot of people are familiar with that part of the process. So, basically, it is trend forecasting.
So, my team and I are responsible for predicting the next big clothing item, the next big trend. So, that’s not really an easy thing to do. We don’t have a crystal ball, so it would be much easier if we did.
The way we go about doing that is really just immersing ourselves in trend research. So, I’m based here in Columbus, but I have team members who work in satellite offices in some really key cities around the globe whose job is to be constantly on the hunt for the next big idea.
So, my team does that through lots of different ways. We shop retail just to see what’s going on, everywhere from young juniors brands, all the way up through high-end and designer level, just to see what’s in the stores. We also look towards runway, and we’re very in tune with what’s happening on the runways, what the buzz is in the industry, what people are excited about.
We’re also flipping through magazines and constantly online. We’re reading trend papers and editorial and just constantly absorbing whatever there is, whatever talk is going on online, like what the buzz is, what people are saying on blogs.
We’re also just noticing what’s going on, on the street. A lot of trend sometimes can come from what young kids are wearing on the street. So, we’re constantly seeing like what’s actually on the guys and girls and talking with them, and seeing what they’re excited about and just what’s next on the street.
We do a lot more things other than those things, but that’s just kind of a snapshot of how we garner all of our trend information. From there we have to figure out, out of all that information we’ve collected how do we find out what’s right for A&F.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
So, my team and I like to refer to — sort of the filter that we use is really the A&F prism. So we ask ourselves, out of all of these trends that we’ve now gathered from all these different markets across the globe, are those trends young? Are they casual and are they sexy? And if the answer is yes to all three of those things, then we figure it’s something that we should probably be talking about, interpreting in an A&F handwriting.
So from there, the way that we kind of communicate with the merchants and designers and planners is to take all of that trend information and really put it in an order or priorities. We really try to speak to just the biggest of big ideas.
We try not to sweat the small stuff because there’s so much trend information out there that you can really get overwhelmed. So, we really just try to take the trends that are casual and useful and sexy and really put them in an order of priority for the teams there in Columbus.
So, we really focus on just what are the big ideas. What are the things that we can really sink our teeth into as a company, and see ourselves making big statements of in the stores and see on all of our models in the stores? So, that’s a little bit about how we do our job.
The other piece I want to talk about was how connected my team is with the team here. I’m here, as I said, and my team is in satellite offices. But, we’re so connected with the groups here, with Merchandising and Design and Planning so that my team doesn’t necessarily just bring the initial idea and then just leave it alone and walk away.
We’re very, very involved with the groups here throughout the entire process. So, we’re very in tune with what’s selling in the stores right now, what Design is working on, how they’ve taken the ideas that my team has given them, and how they’re developing those ideas into product.
We’re working with the merchants on what their line assortment is. We’re working with Planning on how deep are we buying these big ideas that we’ve directed everybody to go after, and we really follow through. We feel a huge sense of accountability and responsibility for directing everyone, and then making sure that that works on the tail end.
So, that’s a little bit about what Concept Design does, and my job. And Gillian is going to talk to you a little bit Merchandising.
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
Okay. So, the merchant role at Abercrombie is to deliver the right product at the right time at the right cost. We take the product from flat sketch to finished product in stores, and then we analyze and react to those — to the sales. We’re unlike a lot of other retailers in the sense that we don’t have a production team that we hand it off to at a certain point. The merchants really see the product from start to finish.
So, the right product. That’s where it all starts. That’s what Meredith was just talking about. It all starts with an idea, what we refer to as a big idea, what is the big — what are the big business drivers of the season? Merchants work with Concept and Design. We’re out shopping. We’re trying to identify what those big ideas are.
From there, we work with Design as they sketch and create the line, assorting the product within our category. We’re looking at every detail, the fabric, the trends, the thread colors, no detail too small. Is it soft enough? How does it look? How does it feel? How does it fit? We’re always asking ourselves is it young? Is it casual? Is it sexy?
On the male side of the business, does he look masculine and rugged and hot? On the female side, does she look girly and cute and pretty? These are the questions we’re always asking ourselves to make sure that we get the right product in the stores.
While we’re doing all that product development, we’re negotiating all the costing and all the details with the factories. We’re challenging our vendor partners on quicker timelines, sharper costing and, of course, maintaining the best quality.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
We’re also simultaneously working with our Planning team. We’re working on the inventory buys and the sales. We’re working on the price points and the promotional strategies for the season. And before we leap we always try to learn. So that might mean chasing a test order or trying to get something into our flagship or Tier 1 stores sooner than the rest of chain, or trying to get some samples here that we can show our focus groups to get some feedback on.
Then the product sits in stores and we’re reading the sales and we’re reacting to the business; what’s selling, what isn’t? We’re looking at the department level, the style level down to the color, size level. We’re constantly reacting to the business, trying to minimize the bad and maximize the good. We have extremely talented, creative problem solving — solvers here who shake and bake, never say never. We make the impossible possible here.
The last thing I wanted to talk about is how merchants are set up by specific product category at Abercrombie, so knit tops, denim, fleece bottoms. This organization allows us to be category killers. We are expected to know everything about our product category, to own that piece of the business, and really drive it as hard as we can.
So, as you just heard, as merchants we have our hands in every aspect of the business from concept to assortment to production to sales and analysis to applying those results. And we do it all as a team.
Andrew’s going to talk about the Planning role in that.
Andrew Navarro — Abercrombie & Fitch Co. — SVP — Merchandise Planning
Yes. As Gillian pointed out, the merchants are involved in many aspects of the business. And one of the, I think, most vital roles in this Company is that Planner, Merchant and Concept partnership that we share.
And part of understanding as we’re driving the business and learning about the business is understanding the different store groups that we have as our business is evolving, which we define as promo stores and non-promo stores.
And in looking at that part of the business, we understand that these are different businesses from both a promotional and assortment standpoint. And although our assortment is in the majority of our stores, it’s understanding that visibility about how the same item in the same category can sell very differently in each of these store groups and how we’re able to react to that.
To define the promo stores a little bit further it really consists of our domestic store base where we run promotions, whether it be global store promotions or category-specific promotions. And to have that visibility really allows us to focus on continuing to drive this domestic store business, and to continue to gain the market share that we’re after.
The other — to define the other store grouping, the non-promo stores, is really a combination of both our domestic and international store base where we do not run promotions. And that assortment really primarily consists of regular-priced merchandise.
Our rigorous planning system and process of being able to forecast AUR and sales and — in these different store groups, both internationally and domestically, is huge and we can do it on a by-item basis. And it really allows us great precision and efficiencies with our inventory.
And speaking to the international AUR, we have a very, disciplined process of how we determine our international pricing. It starts off by looking at what are some of the successful brands in the market that we’re going into. How are they priced comparably to similar items that we are.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Also looking at other brands that we may not necessarily directly compete with, but they sell luxury goods and how are they priced accordingly. So taking all of this data, then how do we come up with a strategy that best fits the market that we’re going into and the profitability goals that we’re out to achieve.
The next topic I wanted to talk about was, what is planner’s role at A&F? It’s about maximizing opportunity and minimizing risk. And I think one of the things that really separates us from our competition is how we’re set up from a cross-branded standpoint within our organization, which Gillian had touched on before. And I think it’s not just the merchant piece of it, but it’s a lot of different facets of the business that we’re separated that same way as a full team.
So, we’ve got planners there set up from a cross-branded standpoint, design, merchants, and other areas within the business as well that it really allows us great efficiencies to the business from maximizing trends for all of our brands. Whether it’s male woven shirts or female fleece tops, we go after the trends of the business that are right for our brands.
And by having these teams really working together really allows us to focus on differentiating the product. That is really the responsibility that we talk about on a day-in, day-out basis.
Having focused category strategies, so we can really maximize the opportunity as we’re learning about the business, and cost efficiencies as we’re working together as a team and talking about the same trends. Those individual teams can really focus on a lot of these efficiencies and allow us to move forward.
And to piggyback on what both Meredith and Gillian talked about as far as big ideas it really is the backbone to this Company, and its how we take big ideas, turn them into big statements and turn them into big volume. And it’s really kind of a three-step process as we go through it.
First, it’s identifying the trends, whether it be conceptual design, from everything that Meredith discussed, to the merchants out there on shopping trips and really having our nose to the ground in regards to what’s the incoming trend, what’s outgoing, how do we really position ourselves accordingly to leverage where we want to be?
The other thing is really learning. How do we learn about these big ideas so we can make sure they turn into big volume?
So, whether it’s through — we do lots of testing, focus groups, and our Tier 1 and flagship trends, our non-promo store base, which is a huge advantage to us because it allows us to put more forward-looking fashion or incoming fashion into these stores and really learn for the total company. So, it really allows us to leverage all of our stores to drive the whole change.
And thirdly, how do we react to this business? How do we go after this and make it big volume? And that’s really where the planner really manages that process with the merchants, with the concept, all as a team pulling together for that.
And we call them our playbook strategies, which is really putting the big ideas in the beginning of the season, putting strategies that allow us to maximize opportunities and minimize risk, having receipts closer into the trend so we can react closer and leverage ourselves that way. And it’s allowing us to be very nimble with our inventory from a dollar standpoint, and making sure that we have it in the right categories at the right time.
In closing what I wanted to talk about is, how is all of this possible. And Mike had mentioned it when he talked about it at the beginning of the morning and Meredith and Gillian as well, but it’s about teamwork. And we just have an amazing team environment here that everybody has one mission by brand, with all the brands within one organization. And we really are interconnected, all of our roles, to the processes as we make team decisions, which is huge.
And we have a saying around here that goes, every day is a new day, which really allows us to make sure that we’re open-minded. As we walk through these doors every day, what is it? We might have some new information. We have all of these tools out there that allow us to learn more about what’s going on with a business and being right.
And it really is in our DNA that we are very humble people, and we react and adapt to changes together as a team, which is huge. So, thank you, guys, for joining us today, allowing us to share a little insight of what we do. And we hope you guys enjoy your day. Thank you.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
QUESTIONS AND ANSWERS
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you, guys, very much. So now, it’s your turn. If you guys have any questions that you’d like to ask, feel free to raise your hand and I’ll come to you with a microphone. I’ll get us started off with one if that works for you guys, and then I promise I’ll turn it over to you.
You know, you mentioned international pricing, Andrew, and you mentioned our process in which we go into the countries and determine what we want to sell at what different price points. What about from a selling perspective as we’ve gone into new countries? Have you guys seen any — one category that does more or less than others? Have you noticed any selling internationally versus in our US stores?
Andrew Navarro — Abercrombie & Fitch Co. — SVP — Merchandise Planning
We do. And we also have a separate team as well that is really analyzing the business and feeds us information. And, like I had mentioned before as far as our process of turning big ideas into big statements and a big volume, is seeing some of those incoming trends that we might see from an international basis that we can really take to the chain.
So, it’s really becoming a business that’s very, dissected in learning different components that allows us to take these ideas to the chain.
Unidentified Audience Member
Going back to your international merchandising strategy, one of the things I notice when I’m in Europe or when I see tourists in the US is that your brand outside the US spans a much broader demographic, whether it’s from 15 to 60. And in the US you’re kind of more seen as a younger brand.
So, can you talk about that a little bit and how you differentiate over there?
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
We stay focused on who our target customer is, no matter what country we’re in, so not change to the (inaudible).
Unidentified Audience Member
We killed the mic. No. I’ve got a question also about international pricing. You mention that you go into a market and look at your competition, but those markets are so fragmented you could make your price points anywhere you want to.
So, when you look at competitors who specifically are you looking at, and what type of a competitor are you pricing against?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Andrew Navarro — Abercrombie & Fitch Co. — SVP — Merchandise Planning
Well, I think — and certainly you can jump in here as well. But I think in looking at who our customers — we’re comparing to who is our competition, because you’re right it can be very fragmented. But — what are those specific brands that are our similar demographic and similar price points as far as what we’re looking at and making our decisions based on that.
But, we have to be very focused on what it is, and there’s — it’s a huge discipline process that we go into.
Unidentified Audience Member
Just so I can be clear, are you planning — do you look at promo stores and non-promo stores as two different categories? Is that what you were indicating, that you want to have different merchandise at different times in those two stores, so that there’s not products that are full-priced in one and discounted at the other?
Andrew Navarro — Abercrombie & Fitch Co. — SVP — Merchandise Planning
No. It’s really — I mean, the premise of our assortment is we’re going after the same assortment for all stores. It’s just a matter of seeing how different categories could react from a selling standpoint, internationally or non-promo stores versus our promo stores because there are differences to that, versus looking at everything under one umbrella of — as we plan on a by-item basis — everything is one umbrella.
You might have an international store that’s driving the majority of that, the non-promo stores versus what the promo stores’ contribution to it is. So, it’s understanding those two elements and how that rolls to a bottoms-up.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
And it goes in line with what we’ve said in the past that as we look at our store closures for the US store base, the stores that are outperforming the US store base are primarily those tourist-driven, obviously the flagship but the tourist-driven.
And it stands to the fact that we don’t necessarily need to keep those underperforming stores going with the markdowns and the promotions in those stores. So, that’s something we’ve been speaking about regularly.
Unidentified Audience Member
What type of research do you do as you go into, say, Asia where the population is smaller but not just shorter [just] size differently? And how do you plan and allocate for that type of environment as you open those new stores?
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
We don’t make any adjustment to the actual product facts but we, of course, would allocate sizes and colors as necessary by store group. Yes —
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
The question was, do you do research before you go in?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
Oh, yes, we do. And, of course, as you get early selling you start to be able to predict that a little bit better.
Unidentified Audience Member
Thanks. You guys have a different merchant organization or its differently organized than some other companies because you have multiple brands but you’ve got one organization.
So help me understand how you go about differentiating — once you get those ideas and trends and so forth, how you differentiate between the brands.
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
It’s a really good question. We are — we firmly believe that trends transcend age, and even trends transcend gender. So, we get big ideas and we see how we can interpret them in each brand’s handwriting.
Because of how we’re organized by category, it’s very easy for that head merchant, head designer, head planner who have their eyes on the whole — on all of the brands to be able to make sure that each assortment is differentiated and feels like the brand that it’s going in without losing sight of what the trend is, what the big idea is.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
All right. We have time for one more.
Unidentified Audience Member
Hi. I was wondering if you could talk a little bit about your lead time, so that when you say you’ve made a mistake and every day is a new day, now easy is it to make up for that mistake. How quickly can you react?
And also if you could talk a little bit about your testing process. We’re hearing that flare-legged jeans are starting to sell at different brands, and what does that mean to you? How do you measure what it means to you going forward? Thanks.
Andrew Navarro — Abercrombie & Fitch Co. — SVP — Merchandise Planning
Well, to answer your question from, how do we react to the business? It’s obviously different by category. So, that’s really what — the part that goes into the pre-season process within each category since there are different lead times that were set up.
But as we — whether it’s test or whether it’s in-season selling or Tier 1 flagship, all those elements that we’re able to react with having enough receipts on the back end that we can either make that bigger or minimize the risk accordingly.
But, there’s no like one set we can react within two months. I think that’s the pressure that we put on ourselves as a company to allow us to be that nimble so we don’t have to take a huge mark on liability — in testing.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Meredith Laginess — Abercrombie & Fitch Co. — Group VP — Conceptual Design
And then as far as testing, we’re testing almost every week of the year across many different product categories, which include individual tests and total company assortment tests. We’re reading those tests to see what’s good, what’s bad, what’s really good, and we’re reacting off of them.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
The question was about specific percentage of tests, and we haven’t disclosed that particular component. But they are constantly testing, chasing and reacting, so —.
Meredith, Gillian, thank you, guys, for your time.
Gillian Galner — Abercrombie & Fitch Co. — VP — Merchandising
Thank you.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
We’re going to transition to the next group, Managing our Stores.
All right, thank you. And just like the last session, we’ll hear from our Stores team and then we’ll open it up to Q&A following that before we move into the third session.
PRESENTATION
Amy Zehrer — Abercrombie & Fitch Co. — SVP — Stores
Hi. I am Any Zehrer. I am Senior Vice President of Stores. I have been with the Company for 19 years, all within the Store organization.
Larry Honig — Abercrombie & Fitch Co. — SVP — Store Operations
Hi. I’m Larry Honig. I joined the team about two and a half years ago. Previously, I was a partner at McKinsey and then had various jobs at the C level with various retailers.
Deon Riley — Abercrombie & Fitch Co. — Group VP — Stores Human Resources
Hi. I’m Deon Riley. I’m the Stores HR Group Vice President, so I lead the HR team in Stores. And I joined Abercrombie about four years ago, and prior to that I worked for PepsiCo and prior to that I worked in aerospace for United Technologies Corporation.
Amy Zehrer — Abercrombie & Fitch Co. — SVP — Stores
This just — this slide just tells us a little bit about both sides of Stores and Stores operation, just basically how it’s divided down — looking at Stores, representing the brand. And really, our biggest goal is brand consistency worldwide, and that is not different by any of our jobs.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
This next picture is a picture of our lines. I’m sure many of you have seen our lines. We like lines a lot. But, the lines really represent a beginning and an end for us, and it really starts first with recruiting.
As we go into a new country, we start recruiting anywhere from a number of weeks to a number of months out, depending on the volume of the store. And really, that — that’s the heart and soul of the brand and our stores, looking at do we have the right team. Are we putting the right team in place to create the in-store experience that really makes A&F stand apart?
And like everything we do at A&F, as you can see on this slide, standard process and audit is sort of our mantra day in and day out and including recruiting. We have a very rigorous process around recruiting. We don’t just send people out on the street and see what happens.
We actually end up recruiting quite a few people for every store and only a select amount of people make it. And those numbers can be anywhere — can range in — we probably recruit 200 to 2,000 people, depending on the volume of the store.
Larry Honig — Abercrombie & Fitch Co. — SVP — Store Operations
This is our beautiful Copenhagen store, and Amy and I were there when we opened it November 4th. And what you see is a model here interacting with customers. I know all of you who have been in our stores and have seen models yourselves.
And what my role is in store operations is to work with Amy. We have a rigorous set of standards that we use to determine how many models there will be in any given store on any given day and, in fact, at different times during the day. Everything we do is done on the basis of the number of units that we expect to sell during the day, and the number of units that we will process the night before or during the day in that store.
So when you come into our store the models that you see, the number of cashiers you see, the number of managers that you see is based on a set of algorithms all based on the number of units in their store.
Here’s one tool that we use called My Hours. It is used in every store. It is accessible by the managers. So, the managers will call up this tool for the end of a business day. This tool takes into account what the sales have been during that day, and what the shipment is going to be received either that night or the next day. And then, the tool calculates for the manager in an ideal world how many of which different types of persons would be in the store working and what would their number of hours be in total.
Now the manager obviously has scheduled this out in advance of that and may or may not have the flexibility to change at the last minute, but the tool ensures that the manager understands on a daily basis what the most optimal way would be to run the store.
Deon Riley — Abercrombie & Fitch Co. — Group VP — Stores Human Resources
I think Amy started off talking about lines and the fact that we love lines. But I want to specifically speak to International, which is once we’ve decided to a new store internationally or go into a new country the HR timeline starts 12 to 14 months out.
We have a pre-entry, an entry and a post-entry process. And she spoke to the standard processes and audits. Everything that we have is a rigorous set of processes. It helps us to execute efficiently and flawlessly so that we can add value to the Company. Our HR team does not want to be the team that takes away value from the Company.
I want to specifically speak to the pre-entry process. Once we’ve made a decision to move into a country we collaborate with other teams on campus including Legal, IT, Tax, Compensation and Benefits to ensure that we understand all the rules and regulations of operating in the country.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Our job is to ensure that we keep our core processes intact so we don’t have to change our business strategy. So, we take our core practices and then we manage — we look at those against what is required in a country, to ensure that we can develop processes and standards and measures for every country and every store that we have internationally.
But also, when our line starts we have to look at which experts we need to send to represent and grow the brand internationally. So, everything from selecting the right person from the Abercrombie team to open the store for us, to ensure that we have cultural training, where necessary we have language training. These are all managed by the store’s HR team.
Once we enter the country — Amy spoke earlier to recruiting. We support the recruiting teams in country with the right tools and resources, to ensure that we are bringing on the right peoples to start building our brand internationally.
Amy Zehrer — Abercrombie & Fitch Co. — SVP — Stores
This is a picture of one of our management teams. Our management teams really make it all happen. This is an international store in Italy. But really what I want to talk about is we talked about the brand consistency worldwide. And I think there’s really two key points to making sure we achieve this brand consistency when it comes to our managers, and really help our managers help that out.
The first one is all of our managers are grown from within. Every assistant manager, store manager, district manager, regional manager, director of stores and myself all started in stores either in the MIT, the Manager-In-Training Program, or in a lot of cases as a part time employee in college and came on board as a manager after they graduated.
And I think that really they know the brand from the ground up. They know the expectations, so it is very consistent and it is very clear.
The second key point is the use of our expats, or I like to call them experts because they’re really not expats in the true sense of the word. They don’t have a big country club package or anything. But they really go and they — it’s one or two managers that have done it before and done it very successful. And we’re able to put them in a new location, a new country and they can — they know the standards. They know the expectations. They know the process, and they know how to audit it.
So they really go in for a different amount of time depending on the store and they can train — manage and train that local team to get them up and running and to really teach them the brand.
Larry Honig — Abercrombie & Fitch Co. — SVP — Store Operations
This is our store in Madrid. Amy and I like to go to a new store opening when we open a new country. So, we were there when this store opened on September 30th. This is at the Xanadu Mall. And this is the management team of the store.
And what we do from a store operations standpoint is on a daily basis we communicate with the store what we call the Program. And the Program really tells the store what needs to take place in that store that day. Now for many days we don’t need to tell them what needs to take place because they do it every day.
But, on a regular basis there may be promotions that are going to take place. We have to communicate to the store how those will be implemented in the store, at what time, on what items, in what method, what that will mean for the rest of the inventory, whether inventory needs to be moved back to the back of the house or brought forward for that particular promotion.
So, all these managers are used to receiving from us on a regular basis throughout the day communications on the Program.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Deon Riley — Abercrombie & Fitch Co. — Group VP — Stores Human Resources
I talked about a pre-entry, entry and post-entry, and Amy talked about our strategy because we promote from within. We feel that this is a way to ensure that we are keeping our culture. It is what makes us unique in the retail space, along with our quality and innovation.
I think when we talk to it, though, my group is really responsible for talent management. In much the same way that in the US every director of stores or every vice president or senior vice president of stores starts as a manager-in-training, it’s the responsibility of my team in working with Amy’s team to ensure that we have strong robust training and development programs. And also a very, very rigorous, thorough and I would say top notch succession planning program.
So, to talk a little bit about the training when you come into A&F as a manager in training every single associate regardless of where you sit in the universe has to go through our 10 to 12-week program. It gives them an overview of everything they will need to know in order to run the business and to run it effectively. It’s not just the technical aspects of the business, but we also talk about what it means to be a leader at A&F.
What it means to operate a diva free zone. What it means to be collaborative. What it means to be optimistic. This is all part of what we train our individuals on. We use and leverage technology because we have a very, very large workforce both here and in the rest of the world. So, technology is our main driver.
And my team works with the store management and store ops teams, to ensure that we have all the sexy technology that our employees can — love, whether it’s a podcast or it’s a really great video. Whatever it takes to appeal to them in terms of how they can learn; we do it that way.
But once you graduate from the MIT program, we also have programs for assistant managers. And it’s at this time that we start talking about, who, are our high potentials. Who’s going to be the next Amy Zehrer, or the next SVP of Stores?
And we use very, very — tools for assessment that help us to figure out who’s going to be the talent that we need to retain. We are aware that we have a large staff. On average about 80,000 people a month. So not everybody’s going to be an SVP, but at the same time we want to find those 200 to 500 people who are going to make us great in the future.
So, in addition to the assessments, we also have development programs for them where we have specific leadership and technical program training that we give to them. We also create career paths. It’s why people come to us. You can come to us out of college, and in ten years you can be a Director or a VP. That is really not very common in our industry.
So, we have a lot of folks who’ve grown up here who are young in terms of tenure, but in terms of being able to execute and being professional and experienced can knock the ball out of the ball park.
So in addition to that we make sure that we meet with our leaders every — two to three times a year to go through that talent and make sure we know what the next steps are, as well as communicate to them how valuable they are to the organization. This allows us to promote only from within. And it’s promoting within that helps us to keep who we are as a core company, and to retain the tribal knowledge that makes us great.
Amy Zehrer — Abercrombie & Fitch Co. — SVP — Stores
You weren’t going to get by without a photo of our shirtless greeter in the front of the store. But I think it’s — it’s a good ending to what we were talking about. We talked a lot about standard process and audit. Even this guy at the front of the store in a flagship there is a standard for him.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
There is a process around what he is doing and managers check that process every half an hour on the floor down to how many photos are being taken with him. And — to see if it’s on track, and that’s a follow up as well with all of the audits. So, everything we do even on the brand side of store — in store experience has a standard process and audit to it.
Larry Honig — Abercrombie & Fitch Co. — SVP — Store Operations
And in the store as well we do what Amy does with the shirtless greeters. We have a standard process and audit for what you’re seeing. This is Copenhagen also, and we have what we love to see a customer holding up an item. And we know that one of three things is going to happen to that item. And we track those things in terms of the amount of time, and we study this.
So that customer, one of the things she may do is drop that item back on the stack. The other thing she may do is take that item back to a fitting room and decide whether or not it’s for her. She may leave it in the fitting room with the fitting room attendant. She may also, as most likely the case, purchase the item and go out of our store very happy with what she has bought.
But in any case, now we have inside the store we have to deal with what she did to that stack of merchandise, and what about that item that’s no longer for sale. So we have a process that determines how long it will take her to get through the store, and what’s the likelihood we’re going to have to get an item back out to the store and then who’s going to take it back out.
And when they get back out to that stack the stack is likely to be messed up, and we want that stack to look the same as it did when she approached it. So someone has to refold the item or bring it out from the back, and then remake the stack to look like it did when this customer walked up there.
All of that is subject — as Amy alluded to, in terms of our models, that’s subject to a rigorous process, time based standards. All of it comes down to number of units so that we can control what happens in the store from a financial standpoint.
And I think that’s the end of our formal presentation. The summary slide that Amy started off with in terms of what we do.
QUESTIONS AND ANSWERS
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you. I’ll get us started with one, and I think it’s a great compliment to you guys and the team that you’re on. But, I think from everybody when they go overseas or even when they visit a mall store here in the US they always ask, where do you find the kids?
No matter where we’re going, where do you find the kids? So if you want to talk about where we do some of our recruiting, maybe some of the numbers that would be great. Any questions?
Amy Zehrer — Abercrombie & Fitch Co. — SVP — Stores
Yes we — when we go into a new city or anywhere to open a new store we have a team, the manager and assistants, and usually a city recruiter or a recruiter in the area that helps scope out the area’s that we want to be.
Usually, honestly it starts with finding some great kids on the street and we — or somebody knows the city and we know where the hot spots are. From there, we basically breakdown a time line and hit those different spots every day through the recruiting process.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
From universities we do a lot of recruiting on all of the university campuses. We scout out the best universities in the city when we first get to a city. We go to hot spots in the city. We take a lot of advice from young kids on the streets of where to go. And then, we start going after our goals.
Like I said earlier it — we on a really high volume situation we will recruit and interview anywhere from 2,000 to 4,000 people to find a staff of 500 to 800.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you.
Unidentified Audience Member
Can you guys talk about in Europe some of the challenges around labor hours, maybe less flexibility than the US compared to what we understand and how you deal with that? How much more fixed are your payroll expenses in Europe compared to the US?
Deon Riley — Abercrombie & Fitch Co. — Group VP — Stores Human Resources
I’d be happy to take the first part of that. I think there are challenges for us anywhere we go whether it’s California or New York because we do have a different staffing model. I think it’s unusual to have a company that has 80,000 people on payroll in any given month.
So, going abroad was just one additional challenge that we looked a little bit to creativity for and some hard work. The contracts I think when we initially went in were sort of a stumbling block because we’d never dealt with them before. But the reality is there’s no harder than adhering to New York City laws that change every single month for us. No more difficulty.
As I referred to before, we use technology as a driver. So, our IT team has allowed us to build systems that are flexible enough for us to make changes as we go through. And in terms of scheduling, Larry’s team is on top of how many hours we can use to ensure that we don’t go over the number of dollars we’re going to spend in a store.
I think we manage that extra — very, very well. So, it’s no more challenging in California quite honestly than it is in Copenhagen.
Unidentified Audience Member
Thank you, we saw some new productivity goals up on the screen earlier for the domestic stores. How are you incentivizing the managers domestically to try to get the sales per square foot higher?
Larry Honig — Abercrombie & Fitch Co. — SVP — Store Operations
No incentives of any kind on our managers on productivity. We have no standards. We want the managers in the store to run the store so that it looks beautiful all the time. It’s a happy, friendly, inviting, warm, quality atmosphere and that’s what the three of us get paid to ensure happens.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Deon Riley — Abercrombie & Fitch Co. — Group VP — Stores Human Resources
And just to add to that we do hire — we hire hard and manage easy, which essentially means that we look for that right person who fits our culture, who will drive the business no matter what. They create the in-store experience that the customers expect. And we do have that kind of staff in our stores.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
All right. Thank you, guys, very much.
PRESENTATION
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
Good morning, everyone. I’m David Leino. I’m the Senior Vice President of Global Real Estate and Expansion. I’ve been with the Company since I had a full head of hair and abs like a Hollister lifeguard. I’ve been here forever. I was in the stores organization with Amy for 16 years, and I had the amazing opportunity to move over to real estate three years ago.
Kris Anderson — Abercrombie & Fitch Co. — VP, Real Estate, Finance
My name is [Kris Anderson]. I’m the newbie to the organization, eight months or thereabouts. I came from the world of strategy development from — both in operations as well as the private equity side, mergers-acquisitions that kind of thing. Great to be here.
Jay Lessard — Abercrombie & Fitch Co. — Senior Manager, Real Estate
I’m [Jay Lessard]. I’m a Senior Manager in the real estate group. I’ve been here for two and a half years now, prior to that I worked at an investment bank in New York and also in Boston.
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
We are the people that have the — I think the most fun at being able to go out there and decide how this Company is going — or where this Company is going go and how we’re going to expand. What we do is we look at each market and we decide how we identify; A, how we put stores in, flagship or chain; and, B, how we — how big each of those markets are.
So each of us are going to talk about — I’m going to talk about market identification and branding. Kris is going to talk about preparing the organization. And Jay is going to talk about actually executing the plan and going into the market entry. This whole process takes about 24 to 36 months to prepare from the time we start to the time we open our first store. So, what I’ll start with is really the market identification.
Just to remind everyone I know Mike has said it several times and Jonathan, is A&F internationally will be a flagship high street brand. It will be positioned similar to the way we’ve positioned ourselves in New York. Similar to the way we’ve positioned ourselves in Tokyo, in London and in Paris, which is we are casual luxury and we will position ourselves near the luxury.
We will not be sitting on a high street near other high street brands. So A&F being the high street or the flagship location, then we have Hollister which is going to be chain. Jonathan mentioned earlier there will be a few Hollister Epic Stores throughout the world, but we’re focusing really Hollister on a mall-based brand.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
So, what we do is we look at several things. When we first start we look at the overall retail landscape of each country. How the productivity is of certain brands that are there, how many stores they have. We also look at our — the GDP per country to see what is the spend power. What is the purchasing power based on the population of the country?
We look at our direct to consumer business. The direct to consumer business is a great way for us to pinpoint, hey, we’re hot in this country. We need to get there as soon as possible.
So, that’s first of how we identify the countries. Then what we do is we actually schedule trips to the country. And our team breaks up into groups, and we’ll go into a country. We call it a blitz. A little sensitive in Germany if you call it a blitz. But we go in and we actually visit every single high street location in every single city, as well as every mall.
And I think that’s very important because in order to understand, or in order to identify how big the brand is going to be within that country we need to understand what’s right for Hollister and A&F. We will not, as other brands have, sell out and just go to locations.
Small story with Mike Jeffries we were in Madrid. They were taking us to the highest volume mall in all of Spain. We walked in. The tile is cracked. The windows are broken. The awnings are dirty. The mall hadn’t been remodeled or touched probably — or cleaned probably in 15 years. And Mike said, I don’t care what the productivity is in this center. This is not brand appropriate for us.
And that’s how we’ve identified ourselves in Europe. We are only going to the best centers and to the brand right locations. So, as the team travels throughout each of the countries we rank each of the centers.
And in the beginning when we really didn’t have anything to rank now we have the UK and now we have parts of Italy and parts of Germany is we really based it on the US and said, this would be an A mall in the US. This would be a B mall, and this would be a C mall. And then that would help us identify how many locations we really believe we could be in. Obviously, starting hopefully with the A malls first.
We looked at all of the co-tenants in the mall. And being the fact that you’re in other countries where they do not have the typical co-tenants we have in the US then we had to decide, who are our co-tenants within each of those countries?
Who are we comparing ourselves and our pricing strategy? Who are the customers that we’re going to take from these other tenants? So we look at that, and we are very I think demanding on who our co-tenants are within the — in the mall.
So, that’s how we come up with brand right locations. Then what we do is we — we are challenged with physical plant. We — as in the US every mall, not every mall, but most malls are built with very deep spaces or very wide spaces so our box, what we call our prototype fits pretty easy within the US.
In Europe and in Asia, these locations or these — the physical plant is a little different. So, given the fact that we are setting our stores into two tiers in Hollister so that we have two floor sets not 150 different floor sets, it’s our responsibility to try to be able to get the location that is going to have the exact same layout as any store here in the US. So, sometimes that’s a challenge, but for the most part we’ve been able to secure those locations.
I think what else is important is really being able to decide within a city, especially in some of these countries that are not as mall developed, is go look at the mall and then go look at the high street and decide, where are we going be in ten years. Because what’s happening internationally right now especially in Europe — well in Asia — are the mindset of what a mall was years ago is very different than what the mindset of what a mall is today.
And that is the high street was the location that everybody went and shopped. That everybody spent their day. They went to lunch. They walked the high street. Now it’s very different.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
With some of the success that the UK has had as well as the success that Germany has had, and what they’re doing with these new shopping centers and making them really more places to go and spend the day — these other countries have really opened up to that. And developers are coming in and they’re building more and more exiting places to shop for these customers.
So when we go and we decide, is this a high street location for a Hollister, or is this going to be a mall location, we have to bear in mind what’s happening in the future for that city and where the new developments are. So, we have to stay in tune to that.
Nine times out of ten we go to the mall. The mall is the place of the future. That’s where we see the young kids in Europe, and that’s where we’ll put our brands. In some of these cities the malls or the developers may not be going there or they may not be going there for a long time so we have to decide, is it a high street location for us.
We’ll have a small number of high street locations — brand right high street locations. But Hollister really is going to be a mall base throughout the world. So once we do that we contact the landlords of these centers, and Jay’s going to talk a little bit about that. But, most importantly, and what you guys want to hear about is, is financially does it make sense or does it change the model?
So, Kris is going to talk to that.
Kris Anderson — Abercrombie & Fitch Co. — VP, Real Estate, Finance
So, we will not be entering markets in a licensing or franchising structure. And to leverage the organization in Columbus the best we can we have an International Steering Committee led by members of the Executive Management Team as well, as leaders of other departments in the organization.
And that organization drives the total A&F to be prepared for when a store will open in a new market. That is a big part of the 24 to 36 months. It’s expensive, right — we spend a lot of money to do that. The store ops group talked about the pats — the expats, ITs, legal entities. All those things have to be created and prepared for us.
All those costs are incorporated into our what we are referring to as our — sorry about that — into our country entry model. And that — those dollars in and of themselves have return expectations. Then we go to what we call the country specific store model, if you will. In each country we face different wage rates. We face different costs of — for construction, different occupancy costs.
So, what A&F will not move off of is how the store operates. Store Ops, again, said that beautifully. And we will not go off our demand for a strong return. And Jonathan talked about the 30% four-wall contribution. We will — we’ll stick with that.
We have cash flow requirements that are equally as attractive. Cost of capital — I mean sorry, IRs that are equally as attractive. So, we challenge just as Jay — or I’m sorry, David challenges Jay and his colleagues to think about how the brand appropriate locations can best provide growth to the Company, I challenge the group maybe another stream if you will of what locations are capable of providing the financial return that — that A&F is demanding.
And with that, I’ll turn it to Jay and let him talk about how he identifies locations.
Jay Lessard — Abercrombie & Fitch Co. — Senior Manager, Real Estate
As these guys discussed, as we go into markets we obviously identify the opportunities that we want to go after. The next part of that equation is actually securing these locations so we can actually open a store.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And the key to doing that is really building partnerships or relationships with the different investors, the landlords and different agents in the different markets that we go into. And the idea is too really to get these partners to understand the value proposition of securing a Hollister or an A&F location within their portfolio.
And as you find in the United States and elsewhere there is active investors and there’s some passive investors. And we really need to get all those types of different investors to understand what the value is of bringing a Hollister into your mall.
I mean, we really do have the ability to define markets by deciding that we want to go into your shopping center. And that comes down to the exclusivity nature of how we position our brand. We’re not going to be in every shopping center as David mentioned in Spain. And we’re going to be very exclusive on where we go.
Now, for a landlord that’s very attractive, and financially it’s very attractive to them to work to try to find us that location. Because what’s that going to do it’s going to drive rents around them at a higher level because they know that they’re going to have the Hollister in town, or they’re going to have the Abercrombie & Fitch. They’re going to get the higher foot fall into this center, and quite frankly it’s going to beat the competition down the street.
So building these partnerships, getting these partners to understand the brand and finding these opportunities is a whole part of the equation. And after we are able to secure these locations it’s obviously trying to construct the deals, and leveraging what we’ve gotten the landlords to understand to try to drive the best economics going forward.
So, once we get these opportunities we really need to do our due diligence on the space. We have to understand, what is the volume that we’re going to do in this location? So, we talk to the landlord to find out, what are people doing within the center?
And we also talk to our contacts at different retailers, what are you doing in this center? And how does this rank to other centers that you may be in? And that allows us to do analysis to understand that, well based on what we know over here and what we know over here we think we can do this.
The other thing is look at the catchment also compared to what we know. Is it our customer? Is it brand appropriate? How does this compare to other things that we’re looking at internationally and also in the United State?
What is the rental history? We’ll talk to agents. What has the rent been, and what do you perceive as the trends for the rents in the future? How is the market evolving in these different locations?
It may be a great center today, but what if there’s a new center being built down the street? What if there’s a new position on a high street location? What if this is going to be the hot street in the future where they’ve already signed up some key brands here? Are we positioning ourselves correctly?
So, that’s all part of this due diligence going into deciding on the opportunity that we have. And then, we to negotiate the financial terms, which some are monetary financial terms and some are non-monetary financial terms, and again drive the best deal we can.
You know some of the financial terms are obviously the rent, the maintenance, the percentage rent that you may have in some locations. But also part of our job is to protect the brand, and to limit the liability going forward.
Do we have a kick-out in the space? Are we going to have co-tenancy requirements? There’s going to be standards that the mall has to meet, so we ensure that our brand is positioned correctly today and into the future as well.
Again, we’re going into these markets not looking at this as a five year investment, a ten year investment, but we’re really trying to build long term relationships and decisions in the markets that we go into.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And then, obviously you’ve got to secure the location; negotiate with the landlord, go through the ROA process, build the model, put the different inputs into it. And then, you’ve just got to drive the deal home. Make sure you can secure the vacant possession and the lease signature.
And again, the key here is the brand. And we’re constantly driving the brand, brand, brand to really get the landlords and our partners to believe what we believe is the importance of having our brand in your location and why. And that’s pretty much how we can get the best terms possible.
QUESTIONS AND ANSWERS
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you, guys. I’ll turn it over to questions. Anyone for long-term planning and real estate team?
Unidentified Audience Member
Hi. Can you talk a little bit about when leases come up for expiration what are you seeing in terms of renewal rates on those leases, and also contribution landlords versus yourself in terms of the remodel dollars? Thank you.
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
Domestically I really don’t want to speak to that because if I give out any secrets then I don’t get any [of them] any longer. So, I don’t want to speak to that. As far as contribution dollars I will talk about domestically and internationally. Because of the power of our brands especially internationally — Jay mentioned a lot of the things that we fight for.
What we have experienced and what hope to continue to experience is that with the huge successes of the Germany entry, the Spanish entry, the Italian entry, the English — or the UK entry that once these landlords — it’s like collecting chess pieces. Once they get the first Hollister then everybody wants one.
So, there is a convention in France every year. It’s like the ICSC here in Vegas and its MAPIC. And the first year it was us walking around in flip flops, and people staring at us and didn’t have any idea who we were.
Today’s it’s like going and we’re like the Beatles. I mean, there are — people are chasing us down. Amy Zehrer’s Team have been able to have greeters for us. And it’s truly something that is infectious and exciting. And if you haven’t been to Europe and soon Asia, to see the excitement of these brands it’s just something I can’t speak to.
So to answer your question — I get very excited and emotional about it, but to answer your question is these landlords internationally are now giving us a lot more than we ever had planned to get. So, that’s very exciting.
Unidentified Audience Member
Hi. I have two questions for you. First, just wondering if you could share the average tenure of your leases in each of your major markets? And also, how large have you had to ramp up your team to support what’s going to be a big growth year for you not only this year, but next year for flagships?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
I’ll speak to that, I guess. The average lease is — on a flagship obviously we’d try to go for a longer lease because of securing that location, and a lot of the investment we make into those locations.
The average mall lease is no different than the US, which is about ten years. Asia it is different. When we go in and ask for leases that are ten years they — they’ve never heard of the concept. In China, three years is very typical. We’ve been able to get longer leases, but with kick-outs.
And I think Jay mentioned the importance of entering these countries is securing a kick-out and a country exit, which we hope to never have to use but it does protect us down the road.
I think that — oh, and how big is the department? There were three, now there’s six. No — it has doubled in size and we continue to get more and more help. Kris’ team consisted of one person a couple of years ago. Now, there’s four in his area. We’ve hired several real estate attorneys because they have a lot of leases they’re working on.
We have several deal makers and project managers. So, an area that was I would say slowing down three or four years ago, that was working on renewals is now thriving and growing and working very, very fast.
Unidentified Audience Member
Can you comment about your negotiation with your landlords and your decision to opt for tenant allowance versus a lower rent and how you try and balance those out. And then, if you could talk about corporate expense as you enter these new markets and give us a sense of the cost of entering a new country.
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
Well, I’ll speak to the allowance if I can. I won’t talk about everything, but I’ll speak to the allowance. He can talk to the other part.
On the tenant allowance, I think early in the game I think we were protecting CapEx. But ultimately, it wasn’t ever a question of I’ll take all tenant allowance for a higher rent. I think we’ve tried to do both, and have worked very hard to be able to do both.
I think, again, ultimately we look at a — at an occupancy cost, and if that occupancy cost is higher than a certain hurdle we pass on the deal. So very, very few deals have been done with a tenant allowance being given to build the store, but we’ve settled for a higher rent.
So that really — that doesn’t happen at all now, and if it had happened it was — I actually can’t think of it, so —. We go for the best rent and the tenant allowance, and we’ve been able to get that in Europe. So, the brand speaks for itself.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you. We’ll save a little bit of the pre-opening conversation for the later Q&A session. We have time for one more. I know this is a hot topic for the organization right now, so one more and then we’ll go to our break.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Unidentified Audience Member
Thanks. David, I was just wondering if you could talk about the entire process and how you’ve watched that change, or how you as a team have evolved it. And maybe using Copenhagen as an example, where you delayed that opening for various reasons and came back and opened it under a slightly different format.
You’re learning a lot as you go into all these new markets. So, how is your process evolving so that you can adapt to each one of these new countries?
Kris Anderson — Abercrombie & Fitch Co. — VP, Real Estate, Finance
Speed with diligence I guess is the way I would put it. Rigor — I’m not going to say we didn’t have rigor a year or two years ago but we will model it to death so we know what our expectations are in all situations.
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
I think Andrew Navarro said it well when he said, every day — we come in every day and say every day is a different day, and what is it that we need to do. I think with — Copenhagen is a perfect example. That deal was done a long time ago and we didn’t understand the market in general. We didn’t understand the pay rate.
So, we were able to go Mike and Jonathan and show them a new model how we were running the store differently, which brought the payroll down in the store. And that therefore made the deal more attractive and meet our hurdle rate.
So, that is when we started introducing the Tier 1 flagships. And so, yes that has helped us. I would like to think that we’re much further ahead than where we were three years ago with Copenhagen.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you, guys, very much. We’ll take a quick break, 15 minutes. If we can all get back to our seats at 11:30 that would be great. Thank you.
(Break)
Excellent. Thank you. So, our crash course on Abercrombie will continue. We have four sessions here before we break for lunch. So, they’ll be in the same format. You’ll hear a little bit of a presentation, and then we’ll open the floor to Q&A.
So the next group that’s up is A&F Cares, Corporate Citizenship.
PRESENTATION
Shane Berry — Abercrombie & Fitch Co. — VP, Brand Protection & Sustainability
Good morning. My name is Shane Berry. I’m the Vice President for Brand Protection and Sustainability. I’ve been with the Company for somewhere between five and six years now.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Todd Corley — Abercrombie & Fitch Co. — SVP, Diversity & Inclusion
Good morning. My name is Todd Corley, Senior Vice President of Diversity and Inclusion for Abercrombie & Fitch. I’ve been onboard for about six years.
Rocky Robins — Abercrombie & Fitch Co. — SVP, General Counsel & Secretary
My name is Rocky Robins. I’m the Company’s General Counsel and Corporate Secretary. I’ve been here for about two years now long enough to get accustomed to wearing Abercrombie gear instead of suits, with two exceptions.
One is, I acquired a killer collection of Hermes ties over the years that is now boxed up but I can’t part with it, and the other is that I’ve not yet been able to make the transition from my tennis shoes to the flip flops.
Shane Berry — Abercrombie & Fitch Co. — VP, Brand Protection & Sustainability
We wrestled with whether or not we wanted to do this with our shirts on or off, but I think for your benefit we’ve decided to do it with our shirts on. We’re going to talk to you about corporate citizenship today. And I’m going to start by giving you just a general overview of how we’re treating corporate citizenship, and then I’ll also launch into one of our pillars.
And the pillars will make sense in the next slide when we get to it in a second, but I think it’s important to at least start from the perspective of our CEO. Many of you may recognize the quote as having been relative to an article a couple of years ago — almost a couple of years ago now alleging that Abercrombie & Fitch was one of the least transparent companies in the world.
And, of course, we took offense to that knowing that we were already doing a lot of great things. And we had been doing a lot of great things for a long time, but perhaps we weren’t just doing a very effective job at communicating it. And so, while we felt like we were doing all the right things and doing them for the right reasons we wanted to achieve that level of transparency that the outside stakeholders were seeking, and so that born from that was A&F Cares.
And I’ve put up a shot on the next slide is just kind of the landing page for the A&F Cares area. You can reach the A&F Cares area of our website through a hyperlink at the bottom of every single landing page. So whether you go to abercrombie.com or Hollisterco.com you’ll see the A&F Cares tab down at the bottom.
And like I mentioned before we were already doing a lot of these things as represented by the four pillars at the top. You’ll see the four pillars which represent the different areas of the business that we believe are serviced most by A&F Cares.
We were already doing things independently, but we wanted to have one place from where we could communicate those things — a vehicle by which we communicated those things. And so, you’ll see each of those four pillars at the top.
I’m going to talk to you a little bit about — and the A&F Cares site will continue to grow so we encourage you to check back there. It will be the place where we put our upcoming first corporate citizen responsibility CSR report. And we’ll talk a little bit about the CSR report in relation to our sustainability initiatives in just a second.
As we’ll move on to the next slide — you saw the four at the top. I have responsibility programmatically for sustainability and human rights. We treat sustainability and human rights — we’re trying to at least to treat them as one topic header going forward, both as our environmental and our social initiatives.
We look at in the traditional and kind of cliche and industrial sense that we’re people, plan and profit. And we — our human rights programs have been established for a very long time, our environmental programs for less time. And we believe that both of those programs as we affect them globally as we expand, will continue to drive additional profit. So that’s where we go the people, plan and profit.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
The — we’re also going to talk — Todd’s going to you about our diversity and inclusion and the great, great things we’re doing there, and then Rocky will talk to you about corporate governance. But A&F Cares is the one umbrella backdrop by which we’re communicating all things relative to corporate citizenship, governance and what not.
I did make real quick mention down there at the bottom, in keeping with our historical and traditional policy of not tooting our own horn I’m not going into great detail about the amount of monies we’ve dedicated from the philanthropic standpoint.
Many of you are probably already familiar with the endeavors we have ongoing, long term engagements with the James Cancer Hospital as well as Children’s — and Nationwide Children’s Hospital. And we’re doing a bunch of other things as well.
If you want to go to A&F Cares and take a look at it I encourage you to do so. We are engaged globally on an array of different issues philanthropically, but I didn’t want to spend too much time talking about it today.
What I did want to hit real quick and before I pass it over because I’m already down to just about a minute of my own time left, is the sustainability area. And inside the Company we’re treating sustainability really as it relates to environmental, but it does relate to our established human rights programs.
We’ve been doing human rights auditing for about ten years now. Actually, over ten years and it’s a very — in keeping with our Stores Group earlier talking about the standard process audit standpoint and the policy that we use with regard to that.
We have a very robust and established auditing program that we use in order to ensure that all of our product manufacturers and suppliers adhere to international labor organization standards as an absolute minimum, in addition to any local laws or regulations regarding the treatment of the workers globally.
Those are very well established programs. We’ve focused the majority of our time on all of our human rights programs, really on our high risk factories, the ones that may have violations that violate our policy. Our code of conduct is also established on A&F Cares.
And the one thing I did want to hit before I pass it on is our evolving and our developing sustainability as it relates to environmental programs. We’ve had some significant wins over the last year as it relates to sustainability.
Our home office development facilities program have been very busy in that area for quite some time being nominated for a SWACO Emerald Award last year, and having an Energy Star rating out in our distribution centers.
But, we’re also looking how we can expand and grow that on a broader sense. And through programs like changing over to clean diesel vehicles for all of our fleet cars, which through Amy Zehrer’s sponsorship and advocacy we’ve been able to do within our store base, and other programs like that.
We’re — our goal is on raising our CDP score as a way of external validation and proving what we’re doing. You’ll notice that we didn’t get a great CDP score last year. That was our first year reporting. It’s because we reported at the very last minute. And we hope that each year you’ll be able to notice that CDP score, the Common Disclosure Project Score, continuing to go up.
And the last mention again was is that hopefully by this summer you’ll see on that A&F Cares site through our working with the Board level of corporate social responsibility a committee which Rocky will talk more about later, the development of and the publication of our first Corporate Social Responsibility report.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Todd Corley — Abercrombie & Fitch Co. — SVP, Diversity & Inclusion
Thank you. I’ll just share with you very briefly a little bit about our diversity and our inclusion initiative. What I’ll say here as a starting point, and you’ve heard some of this earlier by my colleagues, culture matters to us a great deal.
It’s — it is essentially a bedrock of what we look to maintain. And I say not to say that our diversity and inclusion strategy in my mind, I think, if you look at the organization is designed to keep an eye on one, the cultural values that Mike talked about, what those statements are.
But also, it’s designed to keep an eye out on the behaviors that we want to see come from that. Those behaviors I would say are the collaborative spirit. Andrew talked about that in his session around teamwork. So, when we think about diversity and inclusion here at Abercrombie what matters to us is making sure that the values and the culture that keep us focused on those things are done.
We have a strategy, that’s in front of you, measuring accountability, leadership commitment, education awareness, employee engagement, policy integration, and communication. Those six things, for us, help us drive any conversation around Diversity & Inclusion that has to happen. So, if we change a policy, for example, a few years back, we looked at our Secret Shop Program.
And what we laid over the top of it was requiring that the Company that feeds us testers, to make sure that those testers, were at least 30% people of color. So, from our perspective, it gave us a chance to audit the shopping experiences from people from different backgrounds.
That matters to us because when we think about values — the individual differences being valued and recognized, is, again, yet, important to us. So, when we think about diversity initiative, it’s grounded in those six things to make sure that we standardize it, that we audit it, and that there’s a process for it. SPA, which we heard earlier and talked about.
And, my next slide, and my last slide — when we think about our results over the last, the life of this initiative, what we’re really proud about are these facts and, of course, a lot more, but for the sake of time I’ll share these with you. When our initiative started some years ago — when you look at the store population, the in-store population that was racially and ethnically diverse, was less than 10% on about 800 stores.
Now, when you look at our population on a lot more stores than that, our population that’s racially and ethnically diverse, is 54%. So, when we think about the growth of people in the stores, we think about them in the context of how diverse they now look. And we think about our initiative and focusing on teaching people to think about individual differences and how do you interact with them.
When you think about the big ideas that you heard earlier, that doesn’t happen unless there’s a collaborative spirit among teams. So, we focus on that a great deal. We’ve seen our number of models in stores, the percentage of people of color, has quadrupled since our initiative started. The gender mix, at and above the vice-president level, here, for females is 40%.
And, externally, the HRC, which is the body that looks at the GLBT community, rates us as 100% when they think about how to respond to issues on sexual orientation. And, finally, I’ll pass it over to Rocky, as we go abroad we also, now, think about how do we talk about diversity outside of the US. So, we’re sponsoring European Diversity Awards in London this year.
So, I’ll pass it over to Rocky.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Rocky Robins — Abercrombie & Fitch Co. — SVP, General Counsel & Secretary
Thank you. Well, I said, I’ve been with the Company for a couple of years. I started my career out in Manhattan. I clerked for a judge in the Southern District. And then, worked at Davis Polk for a few years as a corporate and securities lawyer and working on — I was thinking back on it, some retailer deals, including Warnaco, Authentic Fitness, GNC, One, and the Limited.
And, in those days, the lawyers really weren’t sort of allowed in the room with the investors. I think the theory was what you don’t know, can’t hurt you. So, first of all, I’m just happy to allowed in the room today with you all. But, second, I think that it is sort of an indication of our message, which is, in the last 20 years or so, the world from a corporate government standpoint has evolved a lot.
And, from a securities standpoint, with Reg FD and Sarbanes-Oxley, and now most recently Dodd-Frank. And that’s our message too. We’ve been evolving, and all three of our messages, really, are about evolution and transparency.
And our message on corporate governance is that it is something we take very seriously. For the past several years, during my tenure, during the tenure of my predecessor and colleague, David Tufts, the tenure of our lead independent director, Craig Stapleton, who’s here with us today, we’ve made a very conscious and concerted effort to reach out to our investors.
To hear from them, to engage with them, to understand what they want, we had sort of a laundry list of corporate — governance items that we’ve been looking at over the past couple of years. And we’ve taken seriously the comments we’ve gotten. There have been instances where we’ve had to agree to disagree and that will continue. But, we believe we’ve made substantial progress, both substantively and from a transparency standpoint.
And some of those are listed up there, majority voting, we adopted a couple of years ago. What’s typically percieved as the gold standard of majority voting, a stockholder approved by-law amendment. We’ve adopted stock ownership guidelines.
As Shane said, part of our corporate governance efforts have been to be more proactive and transparent on the corporate social responsibility side and that included raising it to a Board level committee. And we implemented a lead independent director position last year.
And, then, finally, we responded to a shareholder proposal that, quite honestly, philosophically, we disagreed with and that was on destaggering the Board. But, what we said was we’ll put our best case forward, we’ll listen to our shareholders, and, then, we’ll respond accordingly. Our shareholders, overwhelmingly, said, they believe the Company should destagger its Board.
And we, literally, came out the same day with an 8-K saying that we’ve put a proposal up on this year’s annual meeting, a company-sponsored proposal, to do that and that’s exactly what we have done.
We’ve also added some new blood to the Board, as you can see. Four out of our nine directors have been added in the last two years. And so, that brings us to the last item, which is our reincorporation proposal.
And, my wife likes to say, that comedy equals tragedy, plus time. And so, now, that a little time has passed and some water has passed under the bridge, we can laugh at ourselves a little bit on the reincorporation proposal.
But, it was, from our perspective, a substantive corporate governance reform. It was really our attempt to address, in a wholesale manner, the remaining corporate governance issues that we had identified in our conversations with our shareholders over the past couple of years.
Issues, like super majority provisions, a dual class structure — sort of an [anachronistic] dual class structure to our capital stock, inability for shareholders to call special meetings, inability of shareholders to act by written consent in a poison pill.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And we wrap that all up into a wholesale proposal to move back to Ohio. Substantively, we like Ohio. It’s our home. When welcome you all here. You see it’s not such a bad place. We don’t bite, and neither does corporate law.
But, what we think happened is that, a proposal that was intended as a corporate governance reform, perhaps, because of the sort of coincidental timing of the J.Crew deal. Perhaps, because of some journalism that we would most charitably describe as not as careful as it could have been, not as wholesome as it could have been, not as important as it could have been, our corporate governance reform was really turned into a takeover play.
And we can take some perverse sort of humor in the fact that half of the folks seemed to think that we were steering the Company to a particular buyer, and the other folks seemed to think we were steering the Company away from all potential buyers.
And, as I said, what we were really trying to do is address, in a wholesale manner, the remaining corporate governance items that we had identified in conversations with shareholders and other sort of stakeholder activists.
And, where we are today on the reincorporation proposal, is that we intend to continue to engage with our shareholders to discuss it, and to see if there are particular items that would make a difference for shareholders so that it goes from being something that was not favorably received or is mischaracterized, to something that would be a real positive.
And, if we can do that, we do believe there’s substantive benefit in being in Ohio. It’s intangibly, but what we really like about it is sort of the codified stability of Ohio’s corporate law. But that’s the tail at this point, not the dog. And, if that doesn’t come about, we’re perfectly happy staying in Delaware. We like Delaware. We like the Delaware judges, and the Delaware courts.
And we’ll continue to engage with our shareholders and address, perhaps not in quite the same wholesale format, but continue to address corporate governance going forward. And that’s — again, that’s our message. I mean, we have evolved and we are looking forward to continuing to engage with all of our stockholders and investors and other stakeholders.
QUESTIONS AND ANSWERS
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you. I’d like to turn it over to the floor, if we have any questions on the topics.
I’ll start it off. Shane, you had actually mentioned a few things you’re doing here on campus. Can you be a little bit more specific, as far as our sustainability efforts, in things we have done over the last couple of years here?
Shane Berry — Abercrombie & Fitch Co. — VP, Brand Protection & Sustainability
Most of them are grassroots driven by our facilities team. Some of examples of things beyond the vehicle program that I mentioned earlier is we’ve had energy consultants come through and give us ideas on ways to reduce our energy consumption here on campus.
We’ve recently signed on with a new company that runs our cafe operations here. They only source locally grown and sustainable produce and things of that nature. And so, we’re looking for opportunities to weave in recycling programs, other things that we’re doing here on the campus and trying to engage our internal stakeholders and to make it an ingrained part of the way that we thing about, not only what we do here on the campus, but everything we do globally.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent, thank you. Liz?
Unidentified Audience Member
In years gone by, like, seven years ago or something, oftentimes, something would come up that was viewed as inappropriate or insensitive. And there wasn’t really a response. It was sort of, like, whatever, we’re Abercrombie, or at least, that’s from our perspective, what it seemed as though — or it seemed like was happening.
And now, recently, something’s come up that some people were not comfortable with. How has the response differed, and how do you sort of react to a group saying, we don’t like this product direction or we think this is inappropriate?
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thanks for the question.
Shane Berry — Abercrombie & Fitch Co. — VP, Brand Protection & Sustainability
Absolutely.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Well, thanks for the question, if I can jump in. I think we all know the issue that we’re speaking about. It was never our mission — our objective to offend anyone in that nature. And, as in the Abercrombie way, we were very quiet as to the way we did it, but we actually did pull the product from the stores and we actually aren’t setting the additional ones.
But, at the same time, it was only one item of a multiple of SKUs that we had there and it was intended for the older kid’s customers. So, again, as we started up this program, we’re not much out there speaking about the great things that we’re doing and we do need to get better about that.
But, it was never our intention to offend anyone. It was only intended for the older kid’s customer. But, we have pulled that product.
All right, any other questions? On that note. Thank you.
(Break)
All right, the next hot button topic in your crash course of A&F. Sourcing and Global procurement, we’re very fortunate to have two people in Diane Chang’s organization. Unfortunately, she couldn’t be here with us, so you’ll see her information in the folder. She’s been with the Company for quite some time. She’s the EVP of Sourcing.
She’s actually traveling in Asia working with a number of our vendors, and Wayne Milano, who also sees — oversees our sourcing in the Hong Kong office. So, we have Justin Flowers and Brian Ferguson. I’ll let them give a little background.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
PRESENTATION
Justin Flowers — Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
Thanks, Eric. Can you guys, everybody, can hear me? Okay, my name is Justin Flowers. I’ve been with A&F for almost 11 years. I started in the merchandising world and, then, like some others that were up here earlier today, moved into the Sourcing organization.
Brian Ferguson — Abercrombie & Fitch Co. — GVP, Sourcing and Global Procurement
Good morning. My name is Brian Ferguson. Just like Justin, I started in merchandising about 12 years ago, and now, I’m the Group Vice-President of Global procurement.
Justin Flowers — Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
And so, today, I’m going to start talking about Sourcing — our Sourcing strategy, which is probably a hot topic on a couple of your minds. So, today, I’m going to go through a quick hindsight of 2010.
Where we were, what our vendor base was like, and kind of touch briefly on the challenges we’re facing out there in the world, and then look forward to the future, like Mike said, in 2011 and beyond. What are we doing and where are we going?
So, in 2010, we had 32 vendors that secured about 70% of our FOB spend, that’s our 32 top-tier vendors. Nine of them have been with us for less than five years. But, the majority over 70%, have been with us for five years or longer. And it’s these key long-term partnerships that are going to help us weather through the challenges we’re facing today and beyond into the future, as we’ll talk about shortly.
I do want to mention, before we move on from this slide, that, if they don’t fall within the top 32, it doesn’t mean they’re not important. Every vendor we have here at A&F is critical to our expansion plans, to everything we’re talking about today.
And every vendor is critical within the sourcing strategy. And a snapshot of our countries of origin and geographic sourcing regions, about 80% of what we have secured from an apparel standpoint has come from these countries listed up here.
Not included, up here, but not limited to, are also Guatemala, Peru, the Philippines, and Bangladesh. Now, we’ve separated out China into two regions because we do strategically source within China based on the strengths and weaknesses of those regions, and based on the strengths and weaknesses for a product category mix.
And that’s an important note because, as Gillian was talking about earlier, it’s about delivering the right product at the right time at the right cost. And we work, the sourcing team, in conjunction — teamwork, with the merchants and the planners to develop a Sourcing strategy.
That sourcing strategy is forged from the ground up based on that product category. So, we are becoming a best act category killer from a Sourcing strategic standpoint just as we are from a product focus standpoint. To kind of carry through that theme and the teamwork that we’re doing across the Company. Now, let’s talk about the Sourcing landscape.
So, I’m sure I’m not — this is not new news to anybody in this room. Raw materials, freight, labor, energy, all have been on the rise and continue to rise to a degree or not — or some more than others. And the significant demand from China and other emerging countries are placing undue supply and demand pressures on the entire world.
So, what does this mean for us? What does this mean for A&F? How are we poised to deal with these challenges? And, like Mike said, they’re challenges, but they’re also opportunities and that’s how we look at them.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
We look at these as opportunities of what we can do to get over those hurdles. So, first, and foremost, we have key long-term vendor partnerships, like I mentioned previously, that are going to help us weather through those challenges and those opportunities.
We’re best at category focus, a category killer, if you will, by product classification and are also — our key vendors also have the financial strength to invest within the manufacturing sector.
So, we’ve aligned ourselves with strategic partners that they, themselves, are investing in their own future. And we’re supporting that so we can grow with them and support the international expansion that Jonathan and Mike were talking about earlier.
And so, in 2011 and beyond, what does the future hold in store for us? First, and foremost, I want to clarify — well, not clarify, but I want to hit on the point that quality is, and always will be, our number one priority.
And, Mike said it best, and we’ve been saying it all day, from the Q4 earnings call, one thing we’ll continue to do is take a long-term approach, among other things. That means we will not sacrifice quality to achieve cost reductions. This is in our DNA. It’s within the DNA of everybody within the A&F family.
Further to that, we’re looking at organic growth within our existing supply chains. So, like I said, our key vendors are investing in themselves. They’re looking to the future. They want to grow with their core customers, and we want to grow with them to support that exorbitant amount of growth that Jonathan talked about earlier and where we’re going internationally with our store builds.
We’re using them rather than going to seeking a lot of new additional resources. And that’s not to say that we wouldn’t bring on new vendors, but we have a proven process and a proven strategy that works right now with our existing vendors. As you saw, many of them have been with us for five years or longer.
So, we are staying within that group because they know us. They know us inside and out. It’s almost like your wife or your partner or your boyfriend or your girlfriend — they can almost finish our sentences for us, and that’s important in working with A&F.
And, finally, we’re focusing on mastering best practices in product development, gaining and maintaining flexibility and production efficiency because a lot of the cost is not just within the product, but surrounding the process itself.
Thank you.
Brian Ferguson — Abercrombie & Fitch Co. — GVP, Sourcing and Global Procurement
Well, the global procurement at Abercrombie & Fitch handles quite a few different tasks. One of the big ones is global expense management and strategy. We’re involved in every dollar that the Company spends, operating expense, capital expense.
I have a great team of people who work, day and night, with all of the business leaders of this Company on how to get the best quality, the best product, the best timing, at the best possible price. We, as a team — we approve all expenditures in the Company, about $500,000, which ensures that nobody is spending money that we don’t know about.
The team consolidates and leverages our spend. That’s one of the key priorities, so that we can take all of the departments, leverage all of our spend together, hit the best price and the best quality from our supplier base.
As a company, we have very significant and aggressive operating expense savings goals on a quarterly, seasonal, yearly basis. So, my team helps every individual department map out our plan to achieve those goals to not only achieve them, but to exceed them and to offer just other creative tools that that department might not have.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
The global procurement group brings the experience of contracts, with bidding, with auctioning, with using the market to our benefit, to find the resources that’ll give us, again, the best quality at the best cost.
Contract negotiation management is a huge issue for us. We do business with a lot of companies all over the world and it’s getting more and more complex. So, the Global procurement Group, again, works with the business leaders to find the best contracts for Abercrombie that protect our interests, that give us the great products that we deserve.
Whether that’s a service. whether it’s a goods, whether it’s building a store, contract negotiation management are keys.
Capital projects. So, my team works very closely with David’s real estate team and with [Abercrombie’s] construction team on every single new store that we open. Just like the merchants and conceptual designers, we work from flat sketch to final product. So, a flat sketch comes from Real Estate and it goes through the store design team.
It comes over to my team to source all of the goods and services, do all of the budgeting, estimating, and bidding. And, then, we work with the construction team to build the store, the store operations group to open the store and, then, the maintenance group to maintain the store on a year-over-year basis.
Specifically, to real estate, we participate with David and Chris on all of the new entry processes, so 24-months, 36-months out. We have specific stress tests that we look at about what is the stress, not only expense, of going into a new country, but what’s the stress on the organization? How do countries get prioritized? What’s first, what’s last, where do we want to deploy our resources?
We work with Real Estate on emerging market research, so it’s a big wide world out there. There’s a lot of people who have a lot of information that we really need. So, Global procurement goes out and tries to help line up those resources as needed for Real Estate.
Flagship store is a huge priority. You saw the slide from David and Chris, a lot of volume there. So, we have a very robust process in real estate, store design, store destruction, global — store construction, global procurement to make sure every single step of a new flagship happens flawlessly.
And, then, chain stores. We are opening a ton of Hollister mall stores and chain stores worldwide. There has to be a very specific process out there in global procurement, in real estate, and in construction to make that happen on a very specific schedule. So, opening stores is our number one priority. We never open a store that’s not perfect. A whole lot of work goes into making sure that happens.
And then, capital expenditure approval. We spend a lot of money building these new stores, whether it’s a flagship or a chain store. Myself and other people in the organization, we sign off on every single dollar that we spend. So, not one dollar gets spent on a general contractor, on a materials supplier, on any other subcontractor without our approval, which is a great benefit to the organization.
Some fun facts about global procurement. Over the last two years, Hollister, we’ve reduced the CapEx by 33%. We supply over 130 decorative furniture and fixture items for every new store across seven countries, 20-plus suppliers. So, driving down cost has been a priority. Using my merchandising experience, it’s been a very fun experience as well.
Flagship stores. We have significantly reduced CapEx on our flagship store projects. The competitive bidding nature of what we’re doing these days has really driven down costs on our flagships. It’s refined all of our processes. All of our supply chain, whether it’s our millwork suppliers, our construction companies, our back of house suppliers, they are all competitively bidding on every single flagship dollar that we spend.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Gilly Hicks, obviously, a great avenue for growth. We’re driving down costs every day. We’ve gotten 50% on the over 100 items that we supply; decorative items, furniture items, chandeliers, and things of that nature.
Like Shane says, my team is heavily involved in sustainability, energy, and technology. There’s a lot of money to be saved with things like LED lighting, newest equipment in HVAC, store construction processes, like recycling construction materials. So, every day, we’re trying to reduce costs worldwide.
And, then, again, competitive bidding. Every dollar that we spend gets competitively bid. That really drives down the cost, it drives up the quality, and that’s what we’re all about.
On the horizon, my team’s job in global procurement, we’re going to provide the resources for global expansion. So, there needs to be a robust infrastructure, a robust processes, and rigorous hindsight of everything we do to make sure we can support the expansion of our brands.
We want to improve the quality year-over-year and reduce costs year-over-year. And the infrastructure in Europe, Asia, and beyond is extremely complex. So, we’re building the global procurement team to be able to be the experts in every single country that we open in. To be category killers in every single store that we build, our teams are streamlined so that they focus on Hollister, they focus on Gilly, they focus on A&F flagships.
And, by doing that, just like the merchandising teams, we can make sure that every store gets opened, every deal gets signed, and they are the best deals and they are the best stores.
I think that’s it.
QUESTIONS AND ANSWERS
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you, guys. So, I’ll open the floor for questions regarding Sourcing and Global procurement. And, I guess, in keeping with the theme for the day — obviously, it’s a very long-term mentality that we have here.
The last we spoke about sourcing cost increases in the back half of the year were double-digit cost increase. Mike mentioned that on the earnings call. Today is not a day to update any of that, but we’ll be happy to field any other questions you might have regarding sourcing or global procurement.
Unidentified Audience Member
Could you just tell us how many people you have on the ground in China and India, places like that, that are overseeing your quality in the factories all the time?
And, a long-term question, with this sourcing bubble that we have right now, in your mind, do you think we’re still on the way up in this bubble, at the peak, or are we starting to see it come down a little bit?
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
A great question. And it’s not that it’s an off limit topic by any means, but we just wanted to keep with the theme. Justin’s the expert.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Justin Flowers — Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
Sure. So for the first part, we utilize our key agent and vendor partners, as well as our Hong Kong offer — or office to support our QA efforts globally around the world.
So, we don’t have an office in China and an office in India, but more a centralized roving group that works in conjunction with our agents and vendor partners. And we still rely on them to be our eyes and ears. Like I said, the long-term partnerships are the key because they know us the best. They know what our expectations are. They know what we’re looking for.
We do intensive onboardings here on campus where we bring our vendors here. We ask them to come regularly, annually, if not biannually, to calibrate their eyes and ears, as well as using our Hong Kong Office to calibrate those eyes and ears as well.
And so, the second part, I think it’s still very early. We are cautiously optimistic for 2012 and what it could bring. But, we’re going to keep our eyes and ears peeled, as well as yours, to see what’s happening out there over the next nine months.
Unidentified Audience Member
Two questions. You said, your major vendors are investing, I presume, in technology to be a long-term partner with you. Could you give us some specifics about what kind of investments they’re making and what that can do to reduce their costs and, therefore, your costs?
And second question, the feedback we get is that wages, and the kind of vendors you’re dealing with, are going up 10% to 15% in China, and is that an accurate number in terms of the people you deal with? And what kind of wage increases are you seeing in the other sourcing countries?
Justin Flowers — Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
Well, I think, in regards to the investments, an example of investments would be in whether a vendor is looking to move offshore or to other regions.
So they are maybe going and, actually, setting up factories in additional countries that we’re already in, but maybe not with that vendor or agent. Additional investments could be in machinery, like you were saying, the hardware within the factory to upgrade and have a more efficient operation themselves. So, that’s just a couple of examples of what they’re doing.
The labor is sporadic and tough to pinpoint an exact amount. Yes, like I said, energy, labor, freight, raw materials, all on the rise. Again, with the reinvestments that these vendors are making, becoming more efficient, and/or looking at other opportunities outside of China, is really what the industry is doing.
Unidentified Audience Member
Thank you.
Unidentified Audience Member
Great, thanks a lot. So, we had the term a little while ago about us being a sourcing bubble. Are we in a bubble or is this just — is it a new reality that we have to deal with for a while?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Justin Flowers — Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
I think there is definitely a change that has happened and a shift, and it’s a shift that we’ll probably maintain for a long time if not permanently.
Everyone, from start to finish, from the cotton farmer to the ultimate retailer, is looking at their processes and procedures, like we are, and saying, what worked, what didn’t, and how do we adapt to this changing world? Because we know what we know now and we know what we know, maybe, nine months from now.
Unidentified Audience Member
Thanks, you talked about the CapEx reduction for both the Hollister and flagship openings. Can you talk about where you are now with those reductions in terms of a return on investment or, maybe, a payback period that you can share with us?
And kind of going forward, what’s the — you’ve talked about the — Jonathan did — the threshold for four wall margins, but what’s the, maybe, threshold for a return on investment?
Brian Ferguson — Abercrombie & Fitch Co. — GVP, Sourcing and Global Procurement
Well, I think, David and Jonathan would be happy with some of the savings that we’ve returned to them because it makes that contribution look even better than it was a few years ago.
As far as a very specific return on investment, I don’t want to get into the exact details right now. But, the — what — the good work that we’ve done on Hollister, in my mind, allows us to open more stores.
The good work that we’re doing on flagships frees up money to open more stores, to upgrade our products, and to continue to update our service — upgrade our services and to expand into more markets.
Unidentified Audience Member
You mentioned that all of your 32 major vendors are pretty entrenched and have been working with you for years. What are you doing to keep them honest on pricing by bidding them against other competitors?
And, how are you making sure that you have best practices on tightest lead times with those vendors?
Justin Flowers — Abercrombie & Fitch Co. — Senior Director, Sourcing Strategy
That’s a good question. We continue to benchmark ourselves like you said. I don’t like to use the word bidding, but there is a healthy competition among our vendor base and it’s open competition.
We are clear in our communication and our expectations with our vendors. And we do benchmark them periodically, if not seasonally, to understand where they fall relative to one another to make — to ensure that we are maintaining a competitive edge, both for them and for us.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
All right. Thank you, guys, very much. We’ll take a quick break, or stay seated. We’ll take a — two-minutes and transition to the next topic. Thank you.
(Break)
All right, if we can get you to take your seats. You guys are in for a treat. Especially, if you’re sticking around for the distribution center tour at the end of the day — the optional distribution center tour. These are the guys that will show you around. And I think you will realize when you look at their presentations and their slides, what kind of a treat you’re in for.
PRESENTATION
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
That’s what everybody says. I have control now — first time. My name’s John Singleton and I am Senior Vice-President of the Supply Chain. I got here three and a half years ago. I’ve been doing some vertical apparel, and also some manufacturing, and also some wholesale and hard lines, and I have 22 years in the Air Force, as well, retired.
And I didn’t realize, at the time, how much I was going to have to use that to battle to get goods into some of the countries we’re going into right now. But, it’s a good experience.
Larry Grischow — Abercrombie & Fitch Co. — VP, Supply Chain
I’m Larry Grischow, the Vice-President of Supply Chain. I’ve been with Abercrombie for a little over three years. My background is I’m an accountant by training, and have been in various finance and operational roles prior to Abercrombie.
My teams are responsible for the supply chain finance, project management, engineering, and material handling — materials handling maintenance. And, as Eric mentioned, in addition to John’s background in the Air Force, he’s also going to be your Vanna White when we get to the distribution center this afternoon.
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
I don’t know that we — we hadn’t practiced that. So, today, you have the obligatory three points we’re going to go through. We’re going to talk a bit about the evolution of the supply chain pipeline.
Over the last several years, as we saw this expansion coming, we started looking at our processes and, saying, how are we going to move 50,000 purchase orders and keep track of them, and be able to deliver that store set the way we’ve been talking about it before where it’s the same set around the globe. And I will walk through some of the pipeline changes that we’ve made over that timeframe.
We’ll also talk about the recently announced consolidation of the US distribution centers. And, finally, we’ll talk a bit about the international distribution network and where we’re at today and where we see ourselves going.
The underlying piece of all of this, really — and what we’ve been trying to put in place because of the complexity of this moving of these goods in various places is putting in structures, processes, and procedures using the SPA to decrease the complexity, for all of this using automation and the idea of management by exception.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
So, we don’t have to actively manage 50,000 purchase orders. We can manage the ones that aren’t following the rules, if you like.
So, when we first started in this, we — several years ago, in order to enable us to get into the international space, we installed a new ERP system. And, as part of the process of the ERP system, it became very important that we put disciplines around the purchase order.
The purchase order integrity piece of the ERP system was where we had the opportunity to make sure that we communicated with the business the very important details that allow you to track these things through, like price, HTS number or a harmonized tariff number, to make sure you can clear customs around the globe.
The quantity, the mode, all of these — the dates, probably the most important thing. What date do we expect this product to be where it’s got to be? And, we had to build tables around those to make sure we tendered freight in time to make the store set in time.
And so, the PO integrity was key. In addition to that PO integrity, it gave us the ability to pass that information through standard messaging to all of our vendors around the globe and, actually, create an advance ship notice, which is an electronic packing list that is almost 100% active right now.
All of our vendors are putting a license plate on every one of 5 million cartons that are going to flow through our supply chain this year. And the PO integrity is absolutely key to that.
The next piece of the pipeline that we working on was once you get that information, we have to be able to see it. And, traditionally, we had to be able to see it come through Columbus, Ohio.
Today, we have to see it come through Columbus, Ohio, and the Netherlands, and, in about a month and a half, Hong Kong as well. So, how do we, again, manage to be able to see all of these different moves in a way that, not only gives the visibility to it, and to our factories, and to our steamship lines and to our forwarders and our custom’s brokers, and our team here in Home Office who are deciding what’s available to set? And what’s available to set here and out of the Netherlands and in Hong Kong.
So, that visibility was key. The challenge of the visibility is there’s still way too many things to try to manage. How do you manage 50,000 things? And the key piece of the global visibility system is that you can put milestones into it.
It’s computing in the Cloud, but its milestone based that says did we make these hurdles or not? And, rather than thinking about did 5,000 things make the hurdle, what we look at is, which 50 things didn’t make the hurdle. Let’s manage those and let’s communicate those. Let’s see if we can expedite them. Let’s see if we can get them moved.
An example would be, like, earlier this past year, when the volcanoes decided to ruin our day in Iceland. We had a certain section of product that — trying to fly into Europe that we couldn’t get in. We’d like to have the same store set. But, unfortunately, we were being held back.
The ability to use this tool to sort down and say, these are the items that are in danger and being able to communicate that back to the business didn’t get us exactly what we wanted. But, at least, we didn’t run around in circles trying to figure how to — what was available and what was going to be missed.
Okay, we also needed to implement a reliable ocean and air program. We put in place negotiations with all of the steamship lines that we’re currently using. We also continue to have our air program. But, the ocean program is vital in age of this volatility of fuel rates. Obviously, air rates are very sensitive to increases in fuel expenses.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Ocean rates are sensitive, but they’re nowhere near as sensitive. But, you have to have a reliable program. You also have to recognize what’s been going on over the last two years in transportation, where they’ve had — or a lot of the airlines, cargo airlines, have gone out of business. They’ve had capacity constraints. They’ve had — literally, containers that have been lost in the system because, during the downturn, they were no longer at the ports.
So, we negotiated with these guys on a very aggressive way. I’ve got some great people in our transportation organization. And what we’ve been able to do, since 2007 — I think in 2007, we brought 800 ocean containers in. And this year, we’re going to bring, like, 4,500 ocean containers in — a huge swing that affects gross margin and many other things.
Smart packing and loading. Using that data from the better purchase order and the ability to know what we’re going to sell. In many cases, we’ve been able to speed up processes by knowing what’s in the container. It’s enabled us to actually talk about this DC consolidation because we can use that knowledge as an extension of the distribution center.
We see the product coming, we know when it’s going to be here, we know what’s inside the containers. We can allocate those goods, and then bring them through the DC rather than have them staged and sitting there waiting for instruction. It’s a huge piece of the process.
And, then, finally, taking all of that data and leveraging it is a huge opportunity for us. So, among the things that we do in our organization is we also do the three wing match in all of these issues. So, whether they be freight bills or brokerage bills or the bills for the finished goods, we write — or we reconcile well over $1 billion in expenses through our organization.
And, in the past, we’ve had individuals in different groups, who’ve had to audit those things, chase down the paperwork, and make sure everything was available. Using all of this data, now, that’s in this Cloud computing, we’re able to do the three-way match, again, by exception. We can say, we have the invoice, we have the cargo receipt, we have the EDI or the Electronic Packing List.
If those three pieces are together, we can go ahead and pay the bill. We can pay the bill through another Cloud computing system that allows, not only the bill to be paid and our vendors to see when they’re going too paid, but, if they like, they can take an early discount, which, again, helps us with our cash flow and helps them with theirs.
The key to that is, I think, 20% of our vendor base — 100% of our vendor base is on that program, and 20% of our vendor base are actually taking those early discounts. So, it’s been a very powerful tool. And, probably as powerful, we have less people operating in the world of 50,000 purchase orders than we had operating in the world of 10,000 purchase orders. So, good [news].
Larry Grischow — Abercrombie & Fitch Co. — VP, Supply Chain
In the US, we operate a centralized distribution network, which is common when you’re dealing with a short life cycle, high SKU count, light weight products.
And we have two distribution centers, here on campus that serve all of our North American stores, as well as our global direct to consumer business. And, in 2010, we identified an opportunity to leverage a lot of those changes that John talked about upstream in our supply chain to unlock value downstream in the form of our DC consolidation strategy.
John had mentioned the packs. What those are is intelligently packing our product together by store grouping, and how we expect to allocate and distribute that product by store grouping. Loading those containers in a way that we expect to utilize and need the product. So, loaded in the front of the container is the product we expect to need and work first. And then, advanced ship notices that John spoke to as well.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
I would like to point out, with this bullet point Justin had mentioned our long standing tight relationships with our vendor base. And those relationships were critical to getting these programs in place quickly, efficiently, and effectively. Then, once we had been able to establish that really tight, upstream process, we were able to utilize that data and that information in the form of a material handling investment.
And you’ll get to see that if you stay for the tour later today. We’re investing in things, like, unit sorters, a receiving sorter, high bay narrow aisle racking with turret trucks.
This is the sexy part of our business, right — and, in utilizing those, to — those investments. And we’ll talk, like he said, specifically about how we utilize that advance ship notice and how it drives through the distribution to automate our processes.
To improve our space utilization — once we are complete with this, we will have as much inventory storage capacity in a single building that we currently have in two buildings here today.
To improve our productivity, drive cost savings, in the neighborhood of 15% to 20%, on a direct operating cost per unit basis within our US distribution center and facilitate the sale of DC II. When we are complete with the consolidation strategy over the next couple of years, here, I wanted to point out that the evolution doesn’t stop there. The innovation continues.
We recently were able to get an approval from US Customs to establish our US distribution center as a foreign trade zone. And what that will do is streamline our trade processes and allow us to reduce our trade costs.
With that, we’ll start talking about the international network. Internationally, in the European Union, it lends itself to the same centralized distribution model that we’ve been successful with in the United States.
Gillian, earlier, during the merchandising discussion, talked about getting the right product at the right time at the right cost to our customers. Well, once our merchandising team selects that right product, our supply chain team really kicks in and focuses on getting that product at the right and at the right cost to our stores around the globe and, in our case the same product at the same time.
So, the investments that John spoke about earlier in the automation are critical to making that happen.
As we entered into Europe, initially, when we opened up a store in the UK, we serviced that store out of the US. Then, it was critical to identify a — even though we’re using — utilizing a centralized model, a scalable solution that allows us to grow, along with the store growth and the unit growth, but also helps mitigate the risk.
There was a very astute question, earlier, about labor in the EU and how do you manage through the long-term employment contracts. One of the ways that we’ve done it is we’ve engaged with a third-party logistics provider, with significant experience in retail, in fashion retail in particular in Europe.
Initially, in 2009, we were sharing a facility that they were operating on our behalf with us and another customer. We quickly, as the store count grew, in 2010, grew to take over the entire facility. And, then, we have plans later this year to move into a new facility close by that’s roughly two and a half times the square footage, or square meters in Europe, that will also allow for an investment in some of the same types of material handling equipment that we are investing here domestically to grow our throughput capacity tenfold.
So, as we grow into — as we go into Europe, we’re going to continue to leverage that partnership. We have tight operational controls over that partnership. You’ve heard a lot, today, from all of the different groups, about Abercrombie’s approach to total quality management and utilizing our SPA methodology.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
We have standards, we have a process wrapped around those standards, and we have audits in place to make sure the process is working the way it needs to work.
Then, finally, you’re going to hear, after us, Billy speak to our direct consumer growth strategy globally. And we are helping to enable that strategy in Europe in particular. Later on this year, we will also be fulfilling orders — direct to consumer orders, out of our Netherlands’ distribution center.
And, John’s going to talk about Asia.
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
There’s Asia. The red star represents where our distribution center is going to be in Hong Kong. Again, in Asia, we’ve also continued on that scaled approach. So, rather than investing deep, we’re not Wal-Mart and we’re not going to go plant million dollar facilities in some place. We’re going in, in a scaled way.
When we first opened our store in Ginza, the opportunity, really, with a one store highest view, high turnover, environment, we didn’t have — it did not make a lot of sense for us to put a distribution center right in that part of the world because we didn’t know exactly what was going to sell there at any given time.
So, we’ve been fulfilling that out of The Netherlands. The Netherlands distribution center is a free trade zone. And so, we’re bringing goods into the Netherlands DC. If they stay in Europe, we pay duty when they leave. If they leave Europe and come into Japan, for example, then we pay the duty into Japan and not into Europe.
As we are, now, expanding more in Asia, we’ve hit that threshold, that breakeven point that says, we need to put in a distribution point in Hong Kong. We chose Hong Kong, primarily, because it’s a free trade zone, itself, and it allows us the flexibility to move the goods around. Larry talked a bit about that central DC model that’s — that was — is what we’ve always used in the US, and it lends itself nicely to the European business.
The challenge, in Asia, obviously, with no common market, you end up having borders to cross. You have Customs to go through, you have valuation issues, it’s the battle I was talking about, about getting goods in. So, getting goods into Hong Kong and out of Hong Kong is very easy. Getting goods into most of the other countries in Asia, and then getting them out is a real problem.
So, what we’re doing is we’re pivoting from Hong Kong, we’re going to support those stores from Hong Kong for now. And, as we build density, we will be looking for that breakeven point about when does it make sense for us to be a DC in China or a DC in Japan or wherever else.
So, that’s our international distribution network in Asia and, I think, the key to it is flexible and nimble and we continue to try to do that.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. Thank you. Do we have any questions from the floor?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
QUESTION AND ANSWER
Unidentified Audience Member
Hi, I think you talked about the number of containers going from 800 to 4,500, but could you tell us what your air versus ocean percentage has gone from and to? And is there an additional opportunity to improve on that?
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
It has been dramatic. It’s a — back when fuel was cheap and we were primarily a US business and, again, we were reacting to many things. In sales, I believe, we were upward of 60% air when I arrived. I think, we are targeting something like 15%, maybe, 20% air this year. It may be less.
But, we’re chasing — again, I think, the great part of this is there’s a lot of great reasons to use air. When you find something that’s a hit, you can get it there fast. When you feel like you may have missed something, you can get it there fast.
But, we’re also taking a very measured view it’s tough to make the money back out of air. There’s over $1 a unit differential in air versus ocean. So, I think we’re taking a very serious stab at that.
Larry Grischow — Abercrombie & Fitch Co. — VP, Supply Chain
I think, I — and just add on that, another salient point is, well, one the number’s John mentioned are our targets coming into the US. Initially, with not enough volume in the lanes coming into Europe, we weren’t able to take advantage of an ocean program.
But, this year, in particular, as the store count and the unit count has grown, we are able to take advantage of those programs. So, we put in an ocean program, roughly, late last year and it’s been very successful and continues to grow as the volume grows.
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
Yes, the interesting thing to me about that, the whole process, is there’s well over 100 million units flowing and well over 5 million cartons. And, in the past, they all flowed in one direction. Now, they’re flowing to the US and they’re also flowing to the Netherlands.
And, in Asia, we’ve got another whole problem of — for us, and this is where you partner with the people that know the business in that sector of the world, we’re now flowing goods into Hong Kong. Where we’d normally take things out of Hong Kong and we’re now moving things from India to Hong Kong to make sure that we’ve got them in the stores. So, it’s a fascinating complex thing that we’re managing by exception.
Have I mentioned that?
Unidentified Audience Member
You have.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. All right. Thank you, guys. I appreciate it. All right, I’m going to turn it over to Billy. He does realize he’s in front of lunch, standing between you and lunch, so. But, I’ll just turn it over to him. He’s the newest addition to our team here, and it’s going to be fantastic what he can do for us, so —.
PRESENTATION
Billy May — Abercrombie & Fitch Co. — VP, Interactive and Cross-Channel Marketing and DTC
So, good afternoon. So far, today, you’ve heard from most of our management team, all of whom have presented in pairs or in three’s, and you get me standing between you and lunch. Get comfortable.
So, I am Billy May and, as the slide says, I’m the Vice-President of, basically, non-store marketing and our direct to consumer business. So, interactive, cross-channel marketing and commerce.
I’ve been here a little over four months. Previously, I was the Global Vice-President at Adidas Group, where I ran the global e-Commerce for them.
So, what does interactive, cross-channel and our direct to consumer business actually mean? For the most, as I alluded to, it’s all of the non-store consumer touch points. So, it can be taking our interactive business and bringing it into the store from a cross-channel perspective.
It’s our e-Commerce business and our direct to consumer business. It’s relationship marketing, which most people would call CRM, but has a different connotation within our organization.
It’s interactive marketing, e-mail, search, most of it online. It’s social, like Facebook. It’s mobile, which is an emerging opportunity for us. And it’s, basically, customer driven technology to ensure that we have a business point of view in the areas where we’re making investments.
The picture I have up here is our back to school campaign last year around screen tests, where we activated it across multiple touch points, including in the store, where we leveraged our models, as well as our tag lines in the store. Across our direct-to-consumer business through interactive marketing and, obviously, with social in Facebook.
So, when we open up a flagship store, as we’re doing in Paris, we’ll leverage multiple touch points to communicate to our consumers and our brand advocates when we’re opening. And we’ll have 101 models out front of the store, and to make it a much larger happening, I think, than we’ve ever done before.
So, our consumers are presenting us with a very distinct paradox for an organization such as ours. We build experiential store based experiences. But, today’s consumers are always connected, they’re always on, and they’re much savvier. They have more access to information than we do in many respects.
And they shop and engage with brands through multiple touch points. It’s less about I buy through a channel; it’s, I invest in a brand and that brand makes up their personality. They’re exerting more and more control over those messages through user generated content. That could be posting on Facebook in social. That could be via mobile. That could be through blogging.
And, as a result, they are no longer motivated by a singular touch point. So, an opportunity for us is obviously to better connect with them outside of the store and in their social context.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
They’re also extremely value aware today, so going back to the savvy component. And they have, what I call, a high-BS radar. So, they’re very, attuned to when they’re being marketed to and how they’re being marketed to. So, those traditional marketing methods, which could be broadcast media, which could be advertising, are less and less influential on that traditional purchase funnel.
So, with that context, and building into it, where kind of have we been in recapping 2010. Currently, we’ve got four brands and 24 websites that we manage on a global basis. Many of which are translated into the local language. And, when we identify an area and we identify an opportunity, and we identify a market that we’d like to penetrate, we go through a rigorous prioritization process. And we will launch a store front in that market to coincide when we open up a new store.
Last year, we served over 100 million unique visitors across all of those sites, both domestically and internationally. As we’ve alluded to in the press, we had $350 million-plus in direct to consumer revenue, and we have a high average order value for those customers. It’s about 2x of our in-store average order value.
Socially, which we launched and pursued with great rigor last year, we, basically, set up shop last year and, at the end of the year, we had 8 million-plus fans across all of our brand sites on Facebook. About a third of those are active on a weekly basis, whether reading, posting, or interacting.
It’s a very high interaction rate. And we have a very high international fan base. So, 50% of those fans are international, denoting the power and strength of our brands.
And, then, from an e-mail and a database perspective, we’ve got over three million opt-ins across all of our brands. This includes branding e-mails, promotional e-mails, and market expansion e-mails. And we’re moving into more innovative areas, such as personalization, segmentation, and then moving into mobile and social integrations.
So, a great platform that we’ve come a long way on in a very short period of time. But, we believe that the opportunity is significantly higher going forward.
So, how do we connect with our consumer, and where are we going? And Jonathan alluded to our direct to consumer challenge. And we have an ambition to build a $1 billion direct to consumer business.
And we’ll do that by leveraging our multi-channel operation. We’ll do that by better connecting with the consumer, and we’ll build that by creating a robust technology platform. Secondarily, we have an ambition to build a stronger, global on-line platform. And this is really important that I want to express upon you, it’s the global piece.
Because we believe that there is an opportunity in the market that’s not being served by brands across markets on a global basis. Yes, there are brands that are global and they’re managed at a local level. But, we have an opportunity to really expand our market presence and better connect with consumers on a global basis through a singular brand and technology platform.
Thirdly, we want to create a seamless experience across all of those channels. We want to connect the store and the consumer with our digital assets and where we’re making investments. So, we’re not investing in marketing, and then we’re making separate investments in direct to consumer; we’re making singular investments that leverage that customer interaction.
And, lastly, is, is we absolutely have to leverage technology to strengthen that customer relationship. It’s very, very important and we’re going to do that internally by utilizing many of the tool kits that we’ve already developed and launched in our stores and amplifying those for online.
So, I alluded to relationship marketing a little bit earlier and how we connect with our customer. And most people I talk with, basically, say, launch loyalty program if you really want to connect with your customer.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And our position is slightly different because I’ve never understood why retailers spend an inordinate amount of money researching, doing consumer research, researching the market, building a great store front, and then they’re just ordinary.
And, as a result, they have to rely on loyalty programs. For A&F, it’s the opposite situation because we believe that our experiences are exclusive and they’re exciting. They’re aspirational. They’re very, unexpected and, most of all, they’re cool. So, launching a loyalty would be kind of me-tooish. It’d be very commercial, it’d be very expected.
So, where we’re going and what we’re building is, is we’re building a cross-channel capability that we believe will drive engagement, insight, and personalization and afford us an opportunity to create a much more robust relationship with those consumers over time.
I can’t reveal any specifics. We’re not at that point yet. But, I can tell you that it’s something that we believe is very exciting and it’s something that we believe can further differentiate our offering against the competition.
So, how do we get there and the time frame to get there. The first phase is what I’ll call the migration process and this is well underway. The first component is, is we have to develop the long-term road map and build the organization around that so we have a path forward for how we’re going to achieve that ambition.
The second is improving technology, re-platforming and redesigning and integrating. So we’ve launched redesigns for our A&F and A&F Kid’s businesses. We’ll launch one soon for our Hollister business.
We, also, have upgraded our infrastructure. And, as our supply chain team mentioned earlier, we will open a distribution center in the Netherlands to better serve our European consumers and our international customers there.
And lastly, developing those marketing capabilities including the customer database, and personalization. One of the opportunities that A&F has, that our competitors haven’t was we didn’t invest significant amounts of money in a catalog operation or a loyalty program.
So, we’re not encumbered by significant legacy systems and, instead, we can really build something unique and robust. The second phase is what we’ll call acceleration, which is truly increasing our global presence, leveraging those technology leveraging.
Beginning to monetize that customer database piece, creating those breakthrough customer insights, and testing, but scaling, new business models, which include multi and cross-channel, as well as mobile and unique mobile capabilities that we’ve got in the pipeline currently.
The last phase is really around differentiating our offering. Fully leveraging that multi-channel capability, leveraging our stores, leveraging on-line, and leveraging mobile.
Further driving the expansion globally and moving into new markets, as Jonathan eluded too much earlier in the process, we are the direct to consumer business and on-line is very much a signal for our organization for where we are identifying growth opportunities for us.
And lastly, creating innovative go-to-market solutions. Again, very customer driven, we don’t want to launch something for the kind of me-too-itis or for competitive reasons. We want to launch something that we believe is brand right and that connects with the consumer and that we believe is in A&F’s handwriting and that’s very important.
So, we follow the same rigorous process, the same prioritization process that we do across our stores and in the rest of the organization. And, so, when we build something, we build it for the long term.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
So, what’s the success criteria for getting us from where we’ve been to where we want to be? First, and foremost, is create the unexpected. This is a fundamental tenant for us as a brand. And it’s where we have to go as a company going forward, especially from an interactive and the cross-channel standpoint.
We have to reinforce that emotional connection between the brand and the customer, and bring that customer experience to life in an interactive way. But, most importantly, we have to be prepared for the next generation and anticipate change.
And this is something that we, quite frankly, are playing a bit of catch up on. But, again, we believe that we can move very, very quickly in this area. We have to simplify to the maximum. If there’s one thing that’s important (inaudible). And, lastly, excel in execution. This a fundamental tenant for us as a company and from a direct to consumer and interactive perspective that’s how we’ll succeed.
Now, I’ve been in retail for the most part of my entire life. I’m a fourth generation retailer and my father ran our family business for 50 years. And he lived by the maxim that good, better, best was never let it rest until your good is better and your better is best. And this is really important because, for the most part, at A&F, we believe in the same tenants.
Now, our competitors are listening and our competitors are moving quickly. But, by the same token, at A&F, we don’t just do it, we do it best, and we believe that we’re on the path forward. Thank you.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you. Any general questions for Billy?
QUESTIONS AND ANSWERS
Unidentified Audience Member
This may be a little specific, but I’m curious. When you’re talking about an integrated technology platform, how much have you thought about, I’m sure that you’ve thought about it, but how are you going to use the point of sale data?
From the best of my understanding, that technology is not integrated and my guess is, is it’s tough for you to do it with what you have now, so. And I’m just trying to think about how you’re going to learn about your customer.
And I think that’s probably a pretty relevant thing, so I just wanted to hear your thoughts.
Billy May — Abercrombie & Fitch Co. — VP, Interactive and Cross-Channel Marketing and DTC
Yes, that’s a good question. So, I’ll repeat it just in case those online didn’t hear the question. It was about our in store point of sale and we talked about multi-channel and cross-channel in connecting to the consumer.
And we definitely have put that on our radar screen. We do believe that there are ways to better connect with the consumer at point of sale. By the same token, we’re very sensitive to our in store operating model.
And so, the question is, is how can we leverage those investments without migrating down the purchase path. So, there are investments and capabilities that we have in the store that we’re not fully utilizing today.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Let’s take, for instance, the signature pad, there’s a way where we can better leverage that to communicate and interact with the consumer during the transaction process, let’s say. So, we can learn, we can get opt-in, and we can drive that relationship further. By the same token, we have an opportunity to better connect with the consumer in the store without utilizing our technology.
So, mobile is a great way to do that and we believe that that’s an area where, again, we are focusing an effort going forward.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. All right. Thank you, Billy. A few logistical details for the rest of the afternoon. So, right now, we’re going to break for lunch and we’re very fortunate to have a number of the presenters, some of leadership team, and other members here, that are going to join you at the tables for lunch.
They have their reserves tagged at the tables in the back, but — so feel free, play nice. But feel free to sit them and learn as much as you can. We’re very thankful that you guys were able to be here. Presenters and leadership, thank you.
Lunch details. We will need to be back in our chairs in 45 minutes — 43 minutes, actually, if we can do that. And that’s when we’re going to start our Q&A. So, throughout lunch, if you want to think about some questions you’d like to ask, Mike, Jonathan, Leslee, and Rocky, they’ll be available for an hour — be thinking about your questions.
Lunch details. Again, everything is on us for today. Please, feel free to make yourself at home. The trays are located over here to your right, my left. And feel free to check out the stations for lunch, and help yourself and have a seat.
(Break)
45. Some for the airport some to the — one to the distribution center for the tour. So it will be a very tight exit.
Keep an eye on the clock, but this is going to be very conversational. I expect to be sweating, not because of the questions you guys are asking but the amount of running around I’m going to do to field all the questions, but it is very conversational in tone.
I’ll turn it over to Mike, if you have any opening [news].
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I would like to ask the question, and that’s how many pairs of down undies did we toss off the double-decker bus? I think it was in the thousands, but everyone had a good time.
We’re all open for questions.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
There you go, we’ll open the floor.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
What happened to Rocky? Rocky we lost you.
Unidentified Speaker
(inaudible — microphone inaccessible)

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
QUESTION AND ANSWER
Unidentified Audience Member
Thank you. You updated your productivity target for the domestic stores to 90% of your 2007 levels, how much of that is closing the underproductive stores and how much is internal productivity initiatives? And I guess if you would go interest what those are, and how you expect to improve that.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Well, thanks. Most of it is coming from same store sales growth in existing stores rather than the store closures. The store closures have an impact, but it’s much less significant than the growth from the stores that we’re keeping open.
What was the second part of the question?
Unidentified Audience Member
(inaudible — microphone inaccessible)
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Strategies to drive same stores sales, was the second part of the question.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Well, I think you could probably go back to the fall of last year to answer part of that question. We obviously had a strong performance and I think the most important aspect of that was we had great product, the stores looked great and that was a critical component of that.
The promotions certainly played a part as well, but I think it starts from the fact that we had the right merchandise in the stores and I think beyond that we’ve got the marketing dimension, going back to some of the things that Billy talked about in his presentation, earlier on.
Unidentified Audience Member
I guess, Jonathan, the tax rate and the share count for your earnings target for next year and then also, the four wall margins, the International, the US, what’s the difference to get us to the corporate operating margins?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
The tax rate we’re assuming is a mid-30s rate, we should get a little bit of benefit over time from the growing international mix component, at least until the point when we start to re-patriate earnings. Share count, we’re basically assuming flat with the current level.
So we’ve said that one of our guideposts for share buybacks is to at least offset equity plan issuances, for the purposes of that model we haven’t assumed more share buybacks than that.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Unidentified Audience Member
Mike —
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
(inaudible — microphone inaccessible) and I said, ask Jonathan. Go ahead.
Unidentified Audience Member
Mike, I have a question for you. It is about the footprint, the brand appropriate footprint for each of the brands domestically. And then secondly, as you look at the assortment for Abercrombie, what do you think is missing, maybe accessories?
And is that in the plan kind of go forward to — because now that you’re managing your inventory very well there is some excess square footage that could be more productive, possibly.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Okay, the first part of the question, I’m not sure that I understand in terms of the footprint.
Unidentified Audience Member
(inaudible — microphone inaccessible)
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
So, store size.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Okay, we have a store size for —
Unidentified Audience Member
Sorry, number of stores.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Oh, number of stores. Well, I think Jonathan could address that, then I’ll go to the other categories.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
I mean, beyond the 50 that we said we’re going to close at the end of 2011 Adrian, we haven’t been more specific. We do anticipate there will be continued closures in each of the classes that come up, of lease expirations. But we haven’t been more specific on that at this point, and frankly, until we get a little closer to being able to make those decisions it’s a little bit premature to be more specific on that.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
And the conversation about other categories, we are pushing the accessory categories that we think are appropriate to our brands which is a more limited list than most people would throw out. We are not going to go into the shoe business because I’ve never figured out, and this has been over lots of years, how you make a lot of money in shoes, over time. I think it’s a very chancy proposition.
We have chosen not to go into the jewelery business because most of the jeweler business that’s being done is not of a high quality level, there are a lot of units being sold but we can’t figure out how to make it work for the quality level we go after in any of the brands.
Having said that, winter wear, totes, belts, those things that are appropriate to our brands we’re going after. They’re probably not the most obvious categories in terms of what other people are doing.
Unidentified Audience Member
Thanks. Jonathan, two questions. One is, the difference between the 20% four-wall margin in the US and the 35% internationally, how much of that 15 point difference is gross margin versus leverage on the expenses from the higher productivity?
The second question is, how do the DTC margins compare to that 20% and 35%, the four-wall numbers.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Everon, on the first part of the question, the gross margin internationaly is certainly higher than domestic. Both because of the premium pricing and because we don’t have essentially any promotional activity. Frankly, we haven’t been more specific on that.
On the second part of the question, our direct-to-consumer, the margin on a marginal dollar of sales in direct-to-consumer would be north of that international rate, probably broadly closer to 50% excluding the incremental investments we need to make to drive that business over time.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
May I ask for a question for Leslee, who has been with us 20 years — she’s been keeping me in line for 20 years.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
(inaudible — microphone inaccessible)
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
So, we must have a Leslee question.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
It’s okay, if you can’t think of one.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Otherwise, she’s got some great stories she’ll share about the first time she met Mike. She’s one of the few people here that actually pre-dates Mike.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
By a number of years. No, not true — months
Unidentified Audience Member
So Leslee, I’d like to hear the story about how you met Mike. And then, Mike, if you could talk a little bit about Gilly Hicks. And you now are opened in Europe, I guess is the experience of the brand in Europe different from here?
And ultimately, should Gilly Hicks be more like the American version, the European version or some other version that we haven’t seen yet?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I think that’s a very good question but the answer is Gilly Hicks in London is exactly like Gilly Hicks in the US. What it has in the footprint which is approximately 4,900 which is the same as the new California store. Which, I have to say, is the right square footage but from a customer’s perspective you can’t tell the difference between the London store and the US stores.
From category perspective we’re selling the categories in Europe much the — in London, much the same as we do in the US which is true of our total business, all the brands. We tend to sell the same things in the same strength in all of our stores, with a flagship chain. It’s a remarkable thing, but it makes operating our business easier.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
Do you want me to talk about when I first met Mike?
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
We’ve got to share the story.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
All right. I can reminisce.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I’m going to leave the room

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
No, you have to stay because you asked for the question.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I didn’t ask for this one.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
So, 19 years ago, I think it was March — I’m not sure if it was March, 1992, we’re in a meeting and in comes the new guy to run the business. And he walks in with a pair of khaki corduroy pants, white oxford and loafers, kind of wild blonde hair. I never said this to him, I thought, hmm this guy is quite attractive.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
End of story —
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
I never told him. But anyways, he walked in to the office with a lot of spirit and a lot of energy. And at the time we had one brand, Abercrombie & Fitch, 30 stores, making no money. We had a third of our stores designated to items that just simply didn’t sell.
We had books, gardening, cooking, anything like that. We had leather animals, croquet sets, real boars head brushes, not — anything that you could imagine that didn’t sell we had in that part of the store.
The female part of the business was 20%. I specifically remember when Mike came in, an outfit that he thought, well what are we going to do with this? It was a long skirt with whales on it that had a matching whale up here — in the female side of the business.
The men’s side of the floor was very gentlemanly. It was very English, it was very proper. We had pinpoint ties, Oxford shirts. So with that being said, we went to our first annual meeting. At the time we were part of The Limited, and it was kind of like a pep rally. And we were all wearing our cargo shorts and plaid shirts.
And all 15, 20 of us in the whole company we’re cheering. And I will never forget the image of Mike in my mind, with his arms up in the air, saying, we will be a world-known, fun spirited brand. And every one of us, the 15, 20 — yes, we’re going to do it, we’re going to do it.
And everybody else in the audience, thousands of people were thinking, now, is this really going to happen? 19 years ago — so we’ve spent the last 19 years getting the team together to have that vision of — that Mike said in that meeting, come true. And that’s my first memory.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Thank you, Leslee. I hadn’t heard that story.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Unidentified Audience Member
Leslee, now that you’re talking, maybe you can talk to us a little bit about how your job, the planning and allocation world has changed now that the business has gone more global? Perhaps how your — some IT, your technology tools have helped that job, and if you could talk to us about some of the productivity gains that have been won through better planning and allocation.
And for Mike and Jonathan, you’ve clearly outlined your goals for productivity in the domestic market. I was wondering if could help us understand how we should be thinking about the four-wall margins. Given the higher sourcing costs, given the promotional activity in the business, should we be looking for the margins to improve? Can they get back to historical levels or approach those?
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
Let me start with the planning system. We’ve been working, over the last year and a half, to two years, on getting our planning system to be able to handle international growth. One of the things, as everyone knows, is that in some of the stores we’re promotional and in some stores we’re not, which changes that average unit retail of sales.
And we have the premiums of the international businesses which also changes the average unit retail. With that being said, those designated groups of stores need to be thought of to be able to get the unit buys correct.
That is one issue. And the other issue is the margin, is very different of being non-promotional and having premiums. So like I said, we worked the last year and a half to two years. We feel like we have figured this out. We will be using our new planning system for the fall ‘11 — we are using our new planning system for the fall ‘11 season, for the first time.
We are grouping — Andrew Navarro talked about it a little bit in his presentation. We are grouping the results of our plans, looking at promotional and non-promotional stores, to understand the business. And we feel that’s necessary.
The allocation system — we have a system in place. We are constantly challenging ourselves in the allocation side because it has become much more complex with the additional distribution centers.
Now that we’re opening the third distribution center, it will become more complex. We feel that we know how we need to allocate that inventory to those distribution centers, but there’s always room for improvement there, and we are still working on that.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Jonathan, do you want to address the four walls?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
So, on the second part of the question, Janet, we absolutely believe the domestic stores are going to make a meaningful contribution to that improvement that’s going to get us to our goals over time.
For all the reasons I talked about it earlier, in terms of bringing that back to a rate, that’s complicated by the different moving parts, from a cost of goods standpoint and tickets and so on. But we absolutely believe that the domestic stores will make a significant contribution towards getting to our goal, both in 2012 and then beyond that, in dollar terms.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Unidentified Audience Member
I think my question is for Jonathan on this one, on — I think you are now talking about ten additional flagships in 2012. And thinking about those, how should we be thinking about it?
Is there anything — any consideration we should have in terms of the timing and the impact on the pre-opening expense already coming in in ‘11, I would assume, on some of those and into 2012? So qualitatively, talk a little bit about that.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
I think you touched on a really good point, John. Because we put the 4.75 out there, it was given as the 2012 goal, and we didn’t just want to not give an update on how we saw 2012.
But I think one of the key points of the presentation this morning is that 4.75 is just a checkpoint on the way to a much bigger opportunity we see over time. And the pre-opening rent is certainly one of the things, as we’ve talked about in the past, that can create some volatility quarter-to-quarter in terms of the margin and what flows through to the bottom line.
So, clearly if we have a lot of flags at sort of the back-end of the year, that’s going to create a significant amount of pre-opening rent during that year, but then we’ll start to leverage that, that investment in the following year.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Just throw in something that I should have said to Adrian about the accessory business. Because we count fragrance and personal care as part of the accessory business. It’s an enormously powerful business for us, as most of you know. And it’s totally brand related.
We do business based upon the strength of the brands, buying what’s in the bottle. And I think most of you know that Fierce, our men’s fragrance, was the number one selling men’s fragrance in the US last year, which is really an interesting statement in terms of the power of these brands.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
John, I’m not sure I fully answered your question either. So I think the point is that in ‘12, there is a significant chunk of unproductive pre-opening rent that becomes productive the following year, that’s baked into that 4.75.
Unidentified Audience Member
(inaudible — microphone inaccessible)
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Well, flagships, typically, we’re paying booking rent expense, even if we’re not paying it, typically, up to about a year from the opening of a flagship. So, for Hamburg and Hong Kong, that we spoke about this morning, we’ll be starting to book pre-opening rent for those in the back half of this year, if not a little bit in the second quarter.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
For those that missed my question online, it was about the timing of the pre-opening rent.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Next question?
Unidentified Audience Member
Hi. You talked some about the non-four-wall expenses of becoming an international company, whether it’s investments in systems or DCs or real estate, people. But I think those investments are part of why most companies do this through franchising. So, if you can talk in a little bit more detail about what are those investments in terms of dollars and what exactly are they, and why is it worth it to take those expenses on?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Well, let me start the response and Jonathan can tell you more specifics about the dollars. We control every aspect of these brands. And the point of our business is that, as we talked about a few minutes ago, the experience, the product, is the same from city to city. So, it’s the experience in-store that we work very hard at. And I think the store group probably told you about that.
The merchandise is the same. We sell an experience and we have to control it. If you franchise, you turn it over to somebody else. If you franchise it, you also turn a percentage of the profits over to somebody else. But our first priority is controlling these brands. The brands are everything to us and we’re obsessive about controlling the brand, brands, around the world.
Now in terms of the cost, Jonathan might respond to that.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Yes. I think the second part of the question is almost sort of moot, for all those reasons. But I mean, we do strongly believe that once we put that infrastructure in place, there’s a huge leverage benefit. It takes a little longer. There’s more up-front investment. But once we’ve done that, we have something we can take to scale, as we’re now doing with Hollister, in a very efficient and very effective way.
And if we wanted to lay another brand out in the same way, we now have all the infrastructure in place and we can capture an even higher proportion of that incremental profit to the bottom line.
Unidentified Audience Member
You guys put a sales target out there for 2015. I’m just wondering, what sort of CapEx range should we expect between now and then? And it kind of gets us to that $7.5 billion in sales.
And I guess the second part of that is when you guys all sit around the table and talk about any particular flagship opening or Hollister roll-out, what sort of return on capital threshold are you guys talking about as you sit around the table? Thanks.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Just to answer the second part, our single critical metric is that 30% or greater forward margin, with all of the pre — on an EBIT basis, with depreciation, all of the other cost structure baked in. Typically, and given the CapEx we’re investing in those stores, the Hollister store, that means a very strong rate of return and a very short pay-back period.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
For flagships, it can be a little bit longer. So we do look at all those other metrics. But the single most important metric for us is the 30% four-wall contribution. If it hits that threshold, then other than in very unusual circumstances, all the other metrics line up very well.
On the first part of the question, again, it was?
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
CapEx range.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Yes, I think it’s too early for us to be specific on that. As Brian Ferguson spoke during the global procurement presentation, we are increasingly getting more for our CapEx dollars as we open more chain stores internationally, in particular, but also getting more efficient with the flagship CapEx dollars.
And we hope to keep bringing that down, so that for every dollar of volume we’re adding, the effective rate of CapEx we’re investing becomes progressively lower over time.
Unidentified Audience Member
Hey. So you’re on Fifth Avenue, you’re in London, you’re on the Ginza Strip, Champs-Elysees in May. Definitely the marquee locations, with very, very high rent.
And I’m just wondering, as you have those already in place, and you’re upping the total guidance for the number of stores, whether at the end of the day, the CapEx and the pre-opening and all of this stuff that people are curious about is going to end up being pretty close to what it’s been?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Could you elaborate a little bit? I’m not sure —
Unidentified Audience Member
Well, in other words, one Paris store — I don’t know, my gut tells me that’s probably worth three other European ones.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Yes. But that —
Unidentified Audience Member
Based on the pre-opening, based on — I mean, CapEx maybe it would be similar, because materials are what they are. But there seems to be a lot of focus on wow, they’re going from five to ten to 20.
What does this mean for pre-opening, and the timing, and the CapEx? And all that stuff. And you step back, and there’s some ridiculous rent in certain places in this world, which you are now in.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And so that’s something that in the past, as you move away from, and as you go forward, maybe it’s not going to be that much of an inflection point, in either your pre-opening or your CapEx.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Well, there are certainly some locations that are going to have higher rent than others and an example of one that certainly has a higher rent would be Hong Kong. So we’re going to start picking up that pre-opening rent shortly.
So it’s going to be a combination. Some of the flagships actually have a very, relatively, low rent. Some of them have much higher rent factors. But I think the essential doubling year-over-year of the flagship brand is going to increase pre-opening costs, certainly this year, to some extent, and certainly more significantly in ‘12, particularly with the additional Hollisters coming into play.
We haven’t been that specific, as we’ve done in the past, but we’ll likely be more specific on pre-opening.
Unidentified Audience Member
I guess on the longer-term gross margin opportunity, I guess domestically, Mike, about the promotion, I guess, the last year or two, you probably had to react to the environment. Can you just talk about what you’ve learned and how you maybe changed the promotional tack between Hollister and Abercrombie?
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Why don’t we let Leslee answer that?
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
I think if you — Jonathan kind of said it. When you look at fall ‘10, we did very well and we really think it was the product and stores looked amazing. We did promotional strategies in fall ‘10 more aggressively than we had in the past.
Is that me?
We learned a lot about those strategies, the promotional strategies that we did. Going forward, we’re much more targeted with those strategies. We are much more open to being more aggressive in Hollister than A&F brand. We will continue to do that.
We have tested quite a bit, over the last year, on where we should be promotionally. We’ve tried some new things. As we speak, we’re testing four or five additional things. And we will continue to run the business appropriately to whatever the environment says we need to be promotionally.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Good.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
Are you surprised.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
She did great, didn’t she?
Unidentified Audience Member
Thanks. Of the 20 flagships that you talked about this morning, can you tell us roughly, are the majority — or how many are the bigger flagships? How many will be the Copenhagen style of flagship?
And then looking out even further, how many of the larger flagships do you sort of see globally as the really big stores that you’re going to want to open?
Longer term?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Why don’t you respond to that?
Let me turn that over to David.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Go ahead. We’ll let David Leino respond to that.
David Leino — Abercrombie & Fitch Co. — SVP, Global Real Estate
Yes. I think that what we look at is we look at what the market can bear, who our co-tenants are, the rent and, obviously, the volume we believe we can do.
The idea, I think you’re speaking to the Tier 1 flagship that we did in Copenhagen. We are doing one in Madrid that is opening this year. And then as we roll out — as we continue the next few years, we will come to look at what the volume can bear as far as full flagship or tier one.
Source — stores size obviously affects your CapEx build-out as well as your payroll model, filling the store. And those are — those can be highly sensitive to the actual profit margin that we need to hit. So if we could go for a smaller store size, that has helped us be able to do more and more flagships in cities we may not be able to have done because of the volume.
Does that answer your question?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Directionally, I think.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you, David.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Unidentified Audience Member
Yes. In as much as you’re handling the e-Commerce business out of the same DCs as you’re shipping to the stores, I assume it’s all on the same inventory platform. And could you talk a little bit about the integration possibilities of e-Commerce and retail and pick up at store, for starters?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
It sounds like a John — is John Singleton here?
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
There he is.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
John? Group participation here.
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
Sorry I can’t hear very well, but I think the question was since we’re having them in the same place, so we’re going to have inventory that’s fungible. Is that kind of the question?
Unidentified Audience Member
(inaudible — microphone inaccessible)
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
Yes, the —
Unidentified Audience Member
(inaudible — microphone inaccessible)
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
It was about the different platforms, if I’m not mistaken. Correct? The platform for a DTC.
Unidentified Audience Member
(inaudible — microphone inaccessible)

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Is it integrated with the stores — the same platform. The DC as well as stores.
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
The DTC business we’re turning on and the other ones will indeed have the same system running both the warehouse and the direct-to-consumer. And our intention is to turn that on in the US, as well, over the next year and a half or so, so that the inventory would be — it’ll be still dedicated to keep the stores safe, but it will also be available for when we make a decision, to be able to move back and forth across both.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you.
Unidentified Audience Member
(inaudible — microphone inaccessible)
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
There’s a mic right behind you. Sorry.
Unidentified Audience Member
Can you pick up and return at the store, or will you be able to?
John Singleton — Abercrombie & Fitch Co. — SVP, Supply Chain
If Billy has his way — it’s certainly being discussed about what other options we have as far as being able to tie in the DTC business with the retail business.
Billy May — Abercrombie & Fitch Co. — VP, Interactive and Cross-Channel Marketing and DTC
Yes. So I mean, we’ve got some multi-channel integration today, so you can return in-store. Obviously we’ve had that for a while. When you talk about buying online, shipping to the store for pick up, there are obviously operational implications, which we would have to work through as a company.
There’s also what’s appropriate for our target audience, whether they want to buy it online and pick it up in-store. But in terms of enabling that, we’re — we will be well-served to do so. The question is whether operationally we want to execute against that.
Building on what John was talking about from an inventory perspective, it’s very important that when we allocate, we want to allocate where we’re going to get the best return and where we’ve got the best opportunity to sell that product.
So by having a centralized model, we’re able to allocate where the sales are actually greatest. So, we see that as a distinct advantage within our business model.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Thank you. Everon?
Unidentified Audience Member
(inaudible — microphone inaccessible)
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
What does our customer want and are we crafting our strategies to our target customer?
Our target customer is very clearly defined and perhaps some of the things we do to engage her or him would be different if we were selling to 55-year-old women with peculiar shoe sizes.
Unidentified Audience Member
(inaudible — microphone inaccessible)
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Okay. The question is, as you’re becoming more international, how are you thinking about currency exchange rate management? And then, do you buy everything currently in US dollars?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
We currently source everything in US dollars. All of our sourcing cost is fixed in USD. We do, do some hedging, Swiss Co., which acquires all the inventory for Europe and then resells it to the local countries in their local currency. So we hedge a portion of those inventory sales between the Swiss company and the local operations.
I think, going forward, greater geographical diversification gives us some natural hedging. But we don’t do any other form of hedging at this point.
Unidentified Audience Member
Mike, how are you feeling about the product lately both for girls and for guys? We notice more fashion in the product. That’s the first part.
And then the second part, as the second half of the year comes upon us and the price increases begin to take hold, what are you thinking about pricing of basics and — or the fashion items in the second half of the year?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
The first part of the question, I’d respond with an answer about where we are in the process. Because running a fashion business, as you heard this morning, is, from our point of view, about the process. Where are we on that curve? Where are we in terms of identifying trends, testing and then responding?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And I think we’ve made huge progress as a company in terms of each of those things. I think we’re doing well there. I think our inventories currently reflect that.
I think this is an important point, beyond merchandising. Because we have a merchant head to this business and that’s really a reflection of what you saw this morning, that Jonathan presented, and that is how are you sure, before you pull the trigger? And from a merchandise perspective, it is find the trend, test and then go in a big way.
And that’s exactly what was described this morning, in terms of where we’re going, the places that we’re going and that Jonathan has said, this is what’s going to happen, are tested. We’ve tested the flagship concept. We’ve tested the Hollister international concept. And that’s what went into that number.
So it’s, from our point of view, an important conversation beyond what do the inventories look like. I think the inventories look good because we are on that track and I — running a fashion business like that is different from a really great season and then you fall off the face of the earth if you don’t have the process.
Second part of the question, pricing for fall. I’ll turn it over to Leslee.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
We don’t have significant second quarter ticket increases. It really begins in third quarter. We will have some mix differences for second quarter and that will take the average retail up. But the real ticketing increases will happen for third quarter.
We feel that we have the pricing power, internationally, as I think that we have proven, to be able to do that. We are not sure about the US. That is something that we will watch. We watch this business daily, weekly. And we’ll watch to see what happens in that and we’ll react to whatever we need to, to see how it’s received.
Unidentified Audience Member
Hi. Are there any structural management or office changes or additions as you go to — or as you move to 50% international?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Structure in terms of reorganizing a different organization for international?
Unidentified Audience Member
Overseas offices to facilitate it.
Mike Jeffries Well, the first part of that answer is because we run a business that we pride ourselves on making sure that we look the same in every location around the world, it makes that answer easier. We run an organization from Columbus, Ohio.
Now, there are some regional things that we have to do and Jonathan can address that or maybe Ron can address that in terms of HR.
Specific country issues that we have to face. Ron, would you like to address that?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Ron Grzymkowski is on our leadership team.
Ron Grzymkowski — Abercrombie & Fitch Co. — SVP, HR
Overseas, we’ve built a bit of an infrastructure of people in HR, payroll, finance, maintenance, IT. And at this stage of the game, we’re still learning about what it is that we’re going to need in the future. We’re, at some point, we’re probably going to, as we get really intensify in certain of the regions, we’ll probably pull some of the areas together and do — put together a different kind of an organization.
Right now, each of these functional areas are purely extension of the functional area here in Columbus. At some point, we might do some reorganization, but I don’t think we’re going to lose that idea that we’re still going to be managed from Columbus, Ohio.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
So do not expect a President of International.
Ron Grzymkowski — Abercrombie & Fitch Co. — SVP, HR
Exactly.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Southeast Asia or something like that. Those are support functions, which are country-specific.
Ron Grzymkowski — Abercrombie & Fitch Co. — SVP, HR
We would be more looking to try to make things more efficient overseas and not really change the idea that we’ll be managed from Columbus.
Unidentified Audience Member
I had a couple of questions about the goals for the Hollister business internationally. I assume in your sales numbers that you gave us today that — well, I’m wondering, do you expect average productivity to decline as you add more stores, as you fill in markets?
And secondly, I think you’re running almost exclusively a full price business in Europe right now. And I’m wondering, as you add more stores and obviously more inventory comes into play, if you anticipate that you will have some promotions, maybe some semi-annual sales, or what should we be thinking about in terms of promotions in Europe and in London? Thanks.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
This is a good question for Jonathan to start, and Leslee to finish.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Janet, on the first point, in the $1.5 billion we articulated for Hollister, 185 stores, that would imply an average volume that’s significantly below what we’ve been running to date. So we think that is — builds in some adjustment for the fact that the average store may not continue to run at the current level.
But on the other hand, we’ve still got a lot of penetration to go in places like Germany and Italy, where average stores are currently running at a very healthy level.
We don’t regard that $1.5 billion as being, frankly, an aggressive number. I think a little bit of the second part of your question, before Leslee comes in, we’re talking about 185 stores for Hollister in Europe compared to 500 in the US.
So, our relative store count for regions that are broadly similar in economic terms will be a lot lower in Europe, which will certainly help maintain that exclusivity and I think protect price in Europe.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Good point. We’re not going to populate the world the way we did the US with stores. Leslee?
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
And the second part of the question, currently in our A&F flagships, we do not have red lines or promotions. In Hollister, which is the chain environment that David Leino talked about, we do not have promotions, but we do have red lines. And we plan on keeping that strategy the same.
We do not see, in our near future, why we should be promotional in those areas. And we just clear through the red lines and that’s how we’re planning to proceed.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
We hope near future or far away future.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
Yes.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Yes?
Unidentified Audience Member
A quick question on the cash again. I guess if you get to your sort of target for 2012, you’re going to be sitting with well over $1 billion of cash in your balance sheet and understanding offsetting some dilution from options, but beyond that, I guess, what sort of cash cushion do you guys need to feel comfortable about running the business?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Before Jonathan answers that question, Jack Kessler can talk about how cash phobic we are, or I am.
Jack Kessler — Abercrombie & Fitch Co. — Director
The more the merrier.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
We’re going to go to Jonathan.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Kevin, I guess it goes back to those two guard rails we talked about in the past. The point that I was making on what we have assumed for the EPS goal for next year was not that’s what it’s going to be, but that’s what’s baked into the — into that EPS number for modeling purposes.
What we have said is that the guard rails, to at least offset equity plan issuances. On the other hand, we always want to maintain a net cash cushion at the trough of the cycle of at least $350 million.
So between those two, we’re typically going to continue to do quarterly plans that we’ll lock into in advance, which will have a base level of stock that we’ll buy back and then will trigger into more purchases if we hit certain price thresholds during that quarter. But at any given point in time, we would never want to go below that $350 million net cash.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
We’re not very popular, but Jonathan and I only have one hard, fast rule. And it’s never run out of cash.
Unidentified Audience Member
Yes, I would like to get back to the brand issue, controlling the brand. And I understand entirely the need to control the brand, control the brand experience, especially as you expand internationally.
The question is, if you obsess about the brand, you can stifle innovation. And how do you balance encouraging innovation, because retail is about newness? How do you have innovation and control?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I don’t — I — why, if we’re obsessive about controlling the brand, are we stifling innovation. Oh. I don’t think so.
I think we are constantly, constantly innovating here. I think this is our culture. I have to say, we did inherit a business that Leslee described and worked our way through that very different environment and the environment has changed dramatically over the last 20 years. And I think what this team has proven is that they — the team is creative and innovative and has constantly risen to that challenge.
Every day is a new day. We have a new environment. We have new methods of — and new ways we have to engage with our customer. And I think we are very creative about those ways. And I don’t think it has anything to do with being obsessive about the brands. Or it probably does, but how do we do it and maintain the brand integrity, which drives everything else in the business?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And it does talk to how we do it. And we might do it in a way that’s different from other people because we know that protecting those brands is the — is a primary goal. But we can do, do that.
Unidentified Audience Member
Two totally unrelated questions, but curious, as you go international, what your factory store strategy might be. Would it be similar to your current strategy in the US?
And then you’ve been seemingly more exclusive about the promotions, doing it through email and Facebook rather than having signs, sometimes, in the stores. Wondering what’s more effective, the Facebook or the email outreach? Thanks.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
The first question is about whether we will source differently for our international stores.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Factory stores.
Unidentified Audience Member
Factory stores.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Oh. Factory stores?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Factory stores.
Unidentified Audience Member
Outlets.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP, CFO
Outlet stores.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Outlet store strategy.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
So the question is, what stores — what’s our strategy for outlet stores? I don’t know how much detail we should get into there, because it is a very big topic in the company, how we get rid of end-of-season.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
We are testing four or five different ideas.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Yes. I don’t know that we could get into more detail than we are testing different ideas. Again, the goal, to protect the brands, we have to be creative about how we do it and I think that the tests that are in place are a creative solution to that. It really addresses the last question.
Now the second part of the question.
Unidentified Audience Member
What’s more effective, reaching to your customers through Facebook or email?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Leslee?
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
Well, I think Billy kind of talked about it, and I think we have to do it all. I think that’s where he and she are looking. That’s where they’re going. And it constantly evolves.
Whatever it is today, I’m sure it won’t be tomorrow. But I think we really do have to hit all the levers that Billy talked about in his presentation and do stores, do social, do the web. It’s everything.
Billy May — Abercrombie & Fitch Co. — VP, Interactive and Cross-Channel Marketing and DTC
In — so I’ll build on what Leslee said. So the answer is it depends. It depends on the type of promotion or the — how time-based the promotion is. If you think of Facebook being, let’s say, top-of-funnel, where consumers are very engaged with the brand, they’re not necessarily in a commercial mind set, email is a very kind of direct communication, which may be more time sensitive and building off that.
So it — from an effectiveness standpoint, the answer is it really depends, but they work together. And when we’ve done exclusive promotions, let’s say, on Facebook, they’re generally not as effective as when we build a more holistic strategy around the consumer.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
Unidentified Audience Member
Mike, to go back to product and brand identity, you’ve got a strong commitment to the brands or Hollister and Abercrombie, and that’s to be respected and very important.
But over time, we’ve seen dramatic shifts in the way people want to dress and you saw it 20 years ago, when pants embroidered with whales seemed silly, but they’re — no, and I don’t doubt it. But perhaps 35 years ago, those were very desirable. And I can remember Miami Vice and trying to dress like Tubbs and Crockett, and yet that fashion is gone.
Others here did too. I’m not alone.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Let’s have a show of hands. Miami Vice aspirational? Okay.
Unidentified Audience Member
It’s an easy example. Saturday Night Fever — a different example. I didn’t participate, but it was very popular during its time.
There will be changes. And how do you — obviously we can’t anticipate them. We don’t know what’s next. But imagining something like that, making a big shift in the way men and women want to look, how do you see the brand identity making that transition?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I think the answer is we are focused on our customer. And the customer is aspirational, not in any way edgy, is a great guy and girl who think well of themselves and their friends and there’s a quality to their lives and the way they look at life. They’re engaged in quality and good taste.
After that, there is an orientation to casual, which is very American and is a huge ongoing trend. The casual apparel business is where the profitability has been in apparel for decades. And from my point of view, it will continue because it is a very American thing.
Within these parameters, we can — we look at fashion and ways of dressing come and go, but those parameters are pretty set. Quality, good taste level, casual, and that directs you to classic, which is the most commonly appreciated casual dressing by the customers I have described.
Your question is how many of those customers exist and it is our point of view that is a big, big percentage of the US and it’s becoming a big percentage of the world. So I’m very comfortable that the track we’re on is sustainable and that within those parameters, we can continue to be fashionable at the time.
Unidentified Audience Member
Hello. We’ve seen, in the flagship stores, an adjunct line, talking about flagship-only products, you can get it online, you click a certain button for that. Where does that go in terms of going forward, in terms of percentages? Or, is that going to continue to increase as you roll out the flagships?

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
I guess the other question I have is that you’re going to areas where the sizings are naturally different, between southern and northern Europe and Asia and wherever you want to pick it. How do you plan on handling that in terms of the assortments and how you shift your sizes?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
May — would you repeat the first part of the question?
Unidentified Audience Member
The first question is you have, and you go online, there’s a section that has flagship-only product. Now if I go to New York City flagship, I’m going to see stuff I’m not going to see on Long Island. How do you plan on rolling that out? Or, how does that become a part of the mix as you increase the flagships?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Well, the answer to that question is that the flagship assortment is the same flagship-to-flagship. The flagship is, in fact, a chain. We merchandise to that store as a chain. We sign off on Fifth Avenue and those floor sets are duplicated in every flagship. And we will continue to do that.
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
So, the amount of inventory that’s flagship only won’t change, as we open additional stores. That doesn’t have anything to do with it. It’s just from that Fifth Avenue store.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Right. Now, the second part of the question was regional difficulties or the differences. The first part of that question is that we do tend to sell the same things in pretty serious same amounts. And it took us a while to figure out that out.
As a matter of fact, Leslee and I can tell you a story that I just — one of the stupidest ideas I ever had, and I have had a bunch of them, was a Sun Belt assortment in the US, because obviously we’ve got to merchandise differently in Florida from Ohio.
So, we — this was how many years ago?
Leslee Herro — Abercrombie & Fitch Co. — EVP, Planning and Allocation
Probably 15.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
So we engaged this whole company in this nonsense of different assortments for the Sun Belt, and guess what? It didn’t work. We didn’t need to do it. And that has been learning for us around the world.
Now, when we start to talk about southern hemisphere, we’re talking about another matter. I mean, Jonathan related to that this morning when he said that is a whole different kettle of fish, when you’re operating in two different temperate zones.

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FINAL TRANSCRIPT
Apr. 05. 2011 / 1:30PM, ANF — Abercrombie & Fitch Co. Analyst Meeting
And we’re not tackling that yet. On our agenda, we will start to address that in 2014. We know we have a lot of Brazilian business and a lot of Australian business in this country. But operating in two different climate zones is something we’re going to have to address as a whole separate proposition. After that, we don’t have to — before that, we don’t have to do it.
Eric Cerny — Abercrombie & Fitch Co. — Manager — IR
Excellent. All right. I have been instructed to keep everyone on a tight travel schedule. So unfortunately, that’s going to run out of time for questions.
Thank you, guys. Thank you, very much. Very quick logistical items, the buses will be departing at 2 45. Bus number one and two will go straight to the airport. Bus number three will go over to the distribution center. So, we’re going to be walking out the courtyard, out to the front entry the way we came in this morning.
Thank you.
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